               AMENDED AND RESTATED PARALLEL INVESTMENT AGREEMENT




                    EDGESTONE CAPITAL EQUITY FUND II GP, L.P.
                  EDGESTONE AFFILIATE 2002 EQUITY FUND II, L.P.
           EDGESTONE AFFILIATE NON-CANADIAN 2002 EQUITY FUND II, L.P.,
                  EDGESTONE CAPITAL EQUITY FUND II-A GP, L.P.,
                    EDGESTONE CAPITAL EQUITY FUND II-A, L.P.,
                  EDGESTONE CAPITAL EQUITY FUND II-B GP, INC.,
                  AND EDGESTONE CAPITAL EQUITY FUND II-B, L.P.,

                                     - and -

                       NATIONAL BANK FINANCIAL & CO. INC.

                                     - and -

                                NBF CAPITAL INC.

                                     - and -

                  EDGESTONE CAPITAL EQUITY FUND II-US GP, L.P.
                    EDGESTONE CAPITAL EQUITY FUND II-US, L.P.

                                     - and -

               EDGESTONE CAPITAL EQUITY FUND II-US-INST. GP, L.P.
                 EDGESTONE CAPITAL EQUITY FUND II-US-INST., L.P.

                              DATED: APRIL 28, 2003

                                TABLE OF CONTENTS

                                                                                 PAGE
ARTICLE 1 - DEFINITIONS AND INTERPRETATIONS...................................      3

  1.1   Definitions...........................................................      3
  1.2   Interpretation and Determinations.....................................      3
  1.3   Amendment and Restatement.............................................      4

ARTICLE 2 - PARALLEL INVESTMENTS..............................................      5

  2.1   Agreement to Invest in Parallel.......................................      5
  2.2   Commitments...........................................................      5
  2.3   Right to Co-Invest....................................................      6
  2.4   Excluded Parallel Investor............................................      6
  2.5   Excused Parallel Investor.............................................      6
  2.6   Right to Recall Commitments...........................................      6
  2.7   Obligations of Parallel Investors which are not Excused or Excluded...      7
  2.8   Investment Decisions and Administration...............................      7
  2.9   Covenants of Main Fund GP.............................................      8

ARTICLE 3 - EXPENSES..........................................................      8

  3.1   Parallel Investor Expenses............................................      8
  3.2   Adjustments to Allocations of Parallel Investor Expenses..............      8
  3.3   Organizational Expenses...............................................      9

ARTICLE 4 - NBF'S BACKSTOP COMMITMENT.........................................      9

  4.1   Affiliate Funds' Shortfall re Acquisition Costs.......................      9
  4.2   Affiliate Funds Shortfall re Expenses.................................      9
  4.3   NBF's Backstop Commitment in Addition to NBF's Commitment.............     10
  4.4   Mandatory Transfer of Excess Portfolio Securities to Offering
        Affiliate Fund .......................................................     10
  4.5   Transfers of Excess Portfolio Securities to Successor Affiliate Fund..     10
  4.6   NBF's Right to Designate Affiliates to Invest.........................     10
  4.7   NBF's Funding of Main Fund GP's Obligations...........................     11

ARTICLE 5 - INVESTMENT AND EXPENSE NOTICES....................................     11

  5.1   Investment Notices....................................................     11
  5.2   Expense Notices.......................................................     11
  5.3   Notice to NBF re NBF's Backstop Commitment............................     12
  5.4   Payments by Parallel Investors........................................     12

ARTICLE 6 - SALES OF PORTFOLIO SECURITIES.....................................     12

  6.1   Restrictions on Transfers, Mortgages etc..............................     12
  6.2   Permitted Transfers...................................................     12
  6.3   Disposition of Investments............................................     12
  6.4   Distributions of Distributable Lock-up Securities.....................     13
  6.5   Distributions in Kind Securities by the Fund..........................     13

ARTICLE 7 - TRANSFER OF COMMITMENTS TO MAIN FUND AND QLP FUND.................     13

  7.1   Right to Transfer Parallel Investor Commitments to Main Fund and QLP
        Fund .................................................................     13
  7.2   QLP Fund's and Main Fund's Option to Obtain QLP Fund Commitments and
        Main Fund Commitments from NBF........................................     14
  7.3   General Provisions relating to Transfer of Commitments................     16
  7.4   Changes to Accommodate New Limited Partnerships.......................     16

ARTICLE 8 - INCREASED COMMITMENTS.............................................     17

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
  8.1   New Parallel Investors and Increased Commitments by Parallel Investors     17
  8.2   Exception Respecting Parallel Investors Reduced Commitments...........     19
  8.3   Allocation of Payment Among the Affiliate Funds.......................     19
  8.4   Sunset Re New Parallel Investors and Increased Commitment by Parallel
        Investors ............................................................     19

ARTICLE 9 - AMENDMENT TO PARALLEL INVESTOR AGREEMENTS.........................     20

  9.1   GPs' Consents to Amendments of Parallel Investor Agreements...........     20

ARTICLE 10 - PORTFOLIO COMPANY FEES...........................................     20

  10.1  QLP GP, Main Fund GP, US Fund GP and US-Inst Fund GP to Receive all
        Portfolio Company Fees................................................     20
  10.2  QLP GP, Main Fund GP, the US Fund GP and US-Inst Fund GP to pay
        Unreimbursed Costs and Expenses respecting Portfolio Company
        Investments...........................................................     21

ARTICLE 11 - INDEMNIFICATION BY PARALLEL INVESTORS............................     21

  11.1  Indemnification by Parallel Investors (other than the Funds)..........     21
  11.2  Satisfaction of Indemnity Obligations.................................     22
  11.3  Indemnified Party to Seek Recovery From Third Parties.................     22
  11.4  Protection by Portfolio Companies.....................................     23
  11.5  QLP GP and Main Fund GP to Hold Benefits for Other Indemnified Parties     23
  11.6  Survival of Indemnification Rights....................................     23
  11.7  Affiliate Fund Deemed to be Parallel Investor.........................     23

ARTICLE 12 - STRUCTURE OF INVESTMENTS.........................................     24

  12.1  Investments in Portfolio Companies....................................     24

ARTICLE 13 - MATTERS CONCERNING THE QLP AND THE MAIN FUND.....................     24

  13.1  Opportunities between QLP and Main Fund...............................     24

ARTICLE 14 - SUCCESSOR AFFILIATE FUNDS........................................     24

  14.1  Formation of Successor Affiliate Fund.................................     24
  14.2  No Obligation to Form Successor Affiliate Funds.......................     25
  14.3  Notice of Offering of Interest by Successor Affiliate Fund............     25

ARTICLE 15 - TERMINATION......................................................     25

  15.1  Termination of Agreement..............................................     25

ARTICLE 16 - NO JOINT VENTURE OR MUTUAL AUTHORITY.............................     25

  16.1  Disclaimer of Joint Venture or Association............................     25
  16.2  No Mutual Authority...................................................     26
  16.3  Income Tax Liabilities................................................     26

ARTICLE 17 - L.P. ADVISORY COMMITTEE AND DECISIONS OF PARALLEL INVESTORS......     26

  17.1  L.P. Advisory Committee...............................................     26
  17.2  Committee Meetings....................................................     27
  17.3  Joint Meetings........................................................     27
  17.4  Termination of VPI Funds..............................................     30

ARTICLE 18 - GENERAL CONTRACT PROVISIONS......................................     31

  18.1  Complete Agreement....................................................     31
  18.2  Amendments............................................................     31
  18.3  Successors............................................................     31
  18.4  Further Assurances....................................................     31
  18.5  Remedies..............................................................     31
  18.6  Language..............................................................     31
  18.7  Notices...............................................................     32

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
  18.8  Counterparts..........................................................     33

  SCHEDULE 1 - DEFINITIONS
  SCHEDULE 2 - COMMITMENT OF PARALLEL INVESTORS
  SCHEDULE 3 - CAPITAL CONTRIBUTION AGREEMENT

               AMENDED AND RESTATED PARALLEL INVESTMENT AGREEMENT

      THIS AGREEMENT dated as of April 28, 2003.

AMONG:

            EDGESTONE CAPITAL EQUITY FUND II GP, L.P., a limited partnership formed under the laws of the Province of Ontario, in its own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE AFFILIATE 2002 EQUITY FUND II, L.P. (the "INITIAL CANADIAN AFFILIATE FUND"), a limited partnership formed under the laws of the Province of Ontario, and EDGESTONE CAPITAL EQUITY FUND II-US GP, INC., a corporation incorporated under the laws of Canada, in its own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE AFFILIATE NON-CANADIAN 2002 EQUITY FUND II L.P. (the "INITIAL NON-CANADIAN AFFILIATE FUND"), a limited partnership formed under the laws of the Province of Ontario (the Initial Canadian Affiliate Fund and the Initial Non-Canadian Affiliate Fund hereinafter collectively called the "INITIAL AFFILIATE FUND")

                                                              OF THE FIRST PART;

            - and -

            EDGESTONE CAPITAL EQUITY FUND II-A GP, L.P., a limited partnership formed under the laws of Ontario (by its general partner EdgeStone Capital Equity II-A LP GP, Inc.), in its own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-A, L.P. (the "QLP FUND"), a limited partnership formed under the laws of the Province of Ontario

                                                             OF THE SECOND PART;

            - and -

            EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., a corporation incorporated under the laws of Canada, in its own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-B, L.P. (the "MAIN FUND"), a limited partnership formed under the laws of the Province of Ontario,

                                                              OF THE THIRD PART;

            - and -

            NATIONAL BANK FINANCIAL & CO. INC. ("NBF & CO."), a corporation amalgamated under the laws of the Province of Quebec

                                                             OF THE FOURTH PART;

            - and -

            NBF CAPITAL INC. ("NBFCI"), a corporation incorporated under the laws of Canada

                                                              OF THE FIFTH PART;

            - and -

            EDGESTONE CAPITAL EQUITY FUND II-US GP, L.P., a limited partnership formed under the laws of Ontario (by its general partner, EdgeStone Capital Equity Fund II-US Main GP, Inc.), in its own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-US, L.P. ("US FUND")

                                                              OF THE SIXTH PART;

            - and -

            EDGESTONE CAPITAL EQUITY FUND II-US-INST. GP, L.P., a limited partnership formed under the laws of Ontario (by its general partner, EdgeStone Capital Equity Fund II-US-Inst. GP, Inc.), in its in its own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-US-INST., L.P. ("US-INST FUND")

                                                            OF THE SEVENTH PART.

      WHEREAS the Main Fund Partnership Agreement, the QLP Fund Partnership Agreement, the Initial Canadian Affiliate Fund Partnership Agreement, the Initial Non-Canadian Affiliate Fund Partnership Agreement, the US Fund Partnership Agreement and the US-Inst Fund Partnership Agreement contemplate, among other things, that their respective investments in Portfolio Companies will be carried out in parallel with certain Parallel Investors;

      AND WHEREAS NBF & Co. and NBFCI (collectively, "NBF") have agreed to invest in Portfolio Companies in parallel with the Funds on the terms set forth herein;

      AND WHEREAS Canada Pension Plan Investment Board ("CPP INVESTMENT BOARD") had agreed to invest in Portfolio Companies in parallel with certain of the Funds pursuant to the terms of the original parallel Investor agreement (the "ORIGINAL PARALLEL INVESTOR AGREEMENT") dated January 9, 2002 among the Main Fund, the Main Fund GP, the Initial Canadian Affiliate Fund, NBF, and CPP Investment Board;

      AND WHEREAS on June 20, 2002, NBF transferred a portion of its Commitment (being $43,096,581) to the Main Fund and the QLP Fund, such that its Commitment is currently $54,093,000;

      AND WHEREAS the Original Parallel Investor Agreement was amended and restated by an agreement dated as of June 20, 2002 (the "JUNE PARALLEL INVESTOR AGREEMENT") among the Main Fund, the Main Fund G.P., the Initial Canadian Affiliate Fund, NBF and CPP Investment Board and after the execution thereof CPP Investment Board's Commitment was reduced to nil and it was released as a party to such agreement;

      AND WHEREAS on December 20, 2002, the Main Fund GP accepted the US Fund as a Parallel Investor and the US Fund agreed to make a Commitment of $7,035,000 and to invest in Portfolio Companies in parallel pursuant to the June Parallel Investor Agreement;

      AND WHEREAS on the date hereof, the US-Inst Fund has been accepted by the Main Fund GP as a Parallel Investor and has agreed to make a Commitment of $54,787,500 (based on its Limited Partners' Commitments totalling US$37,500,000 and using an exchange rate of Cdn$1.00: US$1.461) and in connection with such investment, the parties hereto have agreed to amend and restate the June Parallel Investor Agreement on the terms set forth herein;

      AND WHEREAS it is contemplated that certain Successor Affiliate Funds may be established from time to time as successors to the Initial Affiliate Fund in order to continue investing in parallel with the Main Fund, the QLP Fund and other Parallel Investors hereunder;

      NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants contained herein, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree, as co-investors and as prospective co-investors, as follows:

                   ARTICLE 1 - DEFINITIONS AND INTERPRETATIONS

1.1   DEFINITIONS

As used in this Agreement (including the schedules hereto), the words and phrases listed in Schedule 1 shall have the meanings set out in Schedule 1.

1.2   INTERPRETATION AND DETERMINATIONS

      (a) In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender (including the neuter gender) include all genders.

      (b) All payments of monies shall be made in cash or by certified cheque or bank draft.

      (c) The division of this Agreement into Articles and Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement.

      (d) This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract. Each of the parties hereby attorns to the exclusive jurisdiction of the Province of Ontario.

      (e) If any date on which any action is required to be taken under this Agreement is not a Business Day, that action shall be required to be taken on the next following Business Day.

      (f) If any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be unenforceable or invalid in any respect, that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such provision (or portion thereof) shall be severable from the remainder of this Agreement.

      (g) Time shall be of the essence of this Agreement.

      (h) All decisions, determinations, judgments, elections and actions (including any exercise of any discretion) which may be made, and all consents which may be given, by each of the Main Fund GP, the QLP GP, the Initial Affiliate GP, the US-Inst Fund GP or the US Fund GP, as the case may be, hereunder may be made or given by it in its sole and absolute discretion, unless otherwise specifically provided herein.

      (i) All references to currency herein are to Canadian dollars, unless otherwise indicated.

      (j) Any determination to be made hereunder based upon a specified portion of votes cast by the Voting Parallel Investors shall disregard:

            (i) any votes cast by or on behalf of EdgeStone Partners, Inc. or its Affiliates; or

            (ii) any votes cast by a Voting Parallel Investor, if and to the extent that such Voting Parallel Investor is a general partner of a Fund and is voting in respect of its interest as a limited partner of such Fund or any votes cast by any Affiliate of such general partner in respect of such Affiliate's interest as a limited partner of such Fund.

      Notwithstanding the foregoing, it is acknowledged and agreed that none of NBF, CPP Investment Board and their respective subsidiaries shall be treated for such purposes as an Affiliate of a general partner of any Voting Parallel Investor or of EdgeStone Partners, Inc., and all of the foregoing Persons shall be entitled to vote or direct the general partner of any Voting Parallel Investor of which it is a limited partner to vote on its behalf without any restrictions whatsoever.

1.3   AMENDMENT AND RESTATEMENT

It is acknowledged and agreed that this Agreement amends and restates the terms of the June Parallel Investor Agreement.

                        ARTICLE 2 - PARALLEL INVESTMENTS

2.1   AGREEMENT TO INVEST IN PARALLEL

Subject to the terms and conditions contained herein, the parties agree that, at all times during which all or any of the Limited Partners of the Main Fund and the QLP Fund are obligated, in accordance with the Main Fund Partnership Agreement and the QLP Fund Partnership Agreement, respectively, to contribute their respective Commitments:

      (a) each Parallel Investor shall purchase its Pro Rata Share of all Portfolio Securities designated in any Investment Notice; and

      (b) no investment in a Portfolio Company may be made by any of the Parallel Investors unless the investment is made by each Parallel Investor at the same time and on substantially the same terms.

It is acknowledged and agreed that:

      (c) the Commitment of each Limited Partner of the US-Inst Fund is denominated in United States dollars;

      (d) the Commitment of the US-Inst Fund hereunder has been made in the Canadian dollar equivalent of the aggregate Commitments of the Limited Partners of the US-Inst Fund, using an exchange rate of US $1.00: Cdn $-; and

      (e) notwithstanding that the Commitment of the US-Inst Fund hereunder is in Canadian dollars, in the event that, prior to the US-Inst Fund having contributed the full amount of its Commitment pursuant to Sections 2.1 and
      2.2 (after taking into account any amounts which are subject to recall pursuant to Section 2.6), the Limited Partners of the US-Inst Fund shall have advanced 100% of their respective Commitments denominated in United States dollars to the US-Inst Fund (after taking into account any amounts which are subject to recall pursuant to Section 4.1 of the US-Inst Fund Partnership Agreement), neither the US-Inst Fund nor any of the other Parallel Investors shall be required to make any further payments under
      Section 2.2, unless, and to the extent that, after such date Acquisition Costs or other amounts are returned to Parallel Investors and such amounts are included in the respective Commitments of such Parallel Investors, as contemplated by Section 2.6.

2.2   COMMITMENTS

Each Parallel Investor agrees to pay up to the aggregate amount of its Commitment to fulfil its obligations hereunder to pay Acquisition Costs, Parallel Investor Expenses and Organizational Expenses, subject to Sections 3.1,
4.1 and 4.2. Each Parallel Investor agrees to provide, and shall be liable for, its Pro Rata Share of all Portfolio Company Guarantees designated in any Investment Notice. The amount payable by a Parallel Investor hereunder in respect of its Commitment shall be reduced by the fees paid by it to the Manager pursuant to the Management Services Agreement to which it is a party. The provision of a Portfolio Company Guarantee by a Parallel Investor shall be deemed for all applicable purposes hereof to be an investment in Portfolio Securities equal to the amount of the guaranteed obligations as determined by the Main Fund GP. It is acknowledged and agreed that the Commitment of NBF shall be reduced by the amount of any Commitment made by it as a Limited Partner of any Successor Affiliate Fund which becomes a party to this Agreement by executing and delivering an Assumption Agreement on or after April 28, 2003.

2.3   RIGHT TO CO-INVEST

Notwithstanding Section 2.1, nothing contained in this Agreement shall prohibit, or restrict, a Parallel Investor from investing as a co-investor, as well as a Parallel Investor hereunder, in Portfolio Securities, to the extent authorized by Main Fund GP or the QLP GP or as provided in the Main Fund Partnership Agreement or the QLP Fund Partnership Agreement.

2.4   EXCLUDED PARALLEL INVESTOR

Notwithstanding Section 2.1, the Main Fund GP may exclude any Parallel Investor from a particular Portfolio Transaction if the Main Fund GP determines in good faith that a material delay, extraordinary expense or materially adverse effect, directly or indirectly, on any of the Parallel Investors, any Portfolio Company or any future Portfolio Transaction is likely to result from the participation by such Parallel Investor in such Portfolio Transaction. The Main Fund GP shall provide written notice to any Parallel Investor which it proposes to so exclude from participation in any Portfolio Transaction at or as soon as reasonably possible after the date on which an Investment Notice in respect of such Portfolio Transaction is delivered to the other Parallel Investors. Any Parallel Investor (including, but not limited to, the excluded Parallel Investor) shall have the right to request that the Main Fund GP reconsider its determination to exclude any Parallel Investor and to make submissions to the Main Fund GP in respect thereof; provided that the decision of the Main Fund GP shall be final and binding on all Parallel Investors and the Main Fund GP shall have no liability to any Parallel Investor (including without limitation, the excluded Parallel Investor), with respect to such decision.

2.5   EXCUSED PARALLEL INVESTOR

Notwithstanding Section 2.1, no Parallel Investor shall be obligated to participate in a Portfolio Transaction if it has, within 2 Business Days following receipt of the applicable Investment Notice, delivered to the Main Fund GP a written opinion of counsel, acceptable to the Main Fund GP, in form and substance acceptable to the Main Fund GP, in each case acting reasonably, to the effect that such Parallel Investor's participation in such Portfolio Transaction would cause a material violation of a law or regulation to which such Parallel Investor is subject.

2.6   RIGHT TO RECALL COMMITMENTS

      (a) If a Parallel Investor purchases Portfolio Securities and, within 12 months of the date upon which it advanced the funds to pay the applicable Acquisition Cost pursuant to Section 5.4, such Parallel Investor receives cash arising from the repayment, sale, disposal or refinancing of such Portfolio Securities and such transaction did not result in a loss to the Parallel Investor, the amount of the Acquisition Cost returned to it will continue to be included in such Parallel Investor's Commitment as if such funds had not been previously advanced. As well, any part of the Commitment of a Parallel Investor which is advanced hereunder and is subsequently returned to it:

            (i) because the funds were not used to pay Acquisition Costs within 30 days following the delivery of the applicable Investment Notice or were not used to pay Parallel Investor Expenses or Organizational Expenses within 12 months of the date upon which such funds were advanced by such Parallel Investor; or

            (ii)  pursuant to Section 8.1(f),

      will continue to be included in the Commitment of such Parallel Investor as if such funds had not been previously advanced.

      (b) The provisions of Section 2.6(a) shall apply to any amounts paid by NBF pursuant to NBF's Backstop Commitment mutatis mutandis. If any such amount is so returned to NBF in respect of NBF's Backstop Commitment, NBF's Backstop Commitment Amount shall be increased by such amount.

2.7   OBLIGATIONS OF PARALLEL INVESTORS WHICH ARE NOT EXCUSED OR EXCLUDED

In the event that, pursuant to Section 2.4 or 2.5, any Parallel Investors are excluded or excused from a particular Portfolio Transaction, the obligations of the other Parallel Investors to participate therein, including to purchase their respective Pro Rata Shares of the applicable Portfolio Securities, shall remain unaffected and in full force and effect.

2.8   INVESTMENT DECISIONS AND ADMINISTRATION

Each Parallel Investor appoints irrevocably the Main Fund GP as its agent to:

      (a) subject to the final paragraph of this Section 2.8, make all decisions with respect to all investments in Portfolio Companies hereunder (including, without limitation, any decision to proceed or not to proceed with a Portfolio Transaction, any decision respecting the exercise of voting rights attached to Portfolio Securities and other rights held by the Parallel Investor with respect to any investment in any Portfolio Company and, subject to the provisions of Section 6.3, any decision to sell, transfer or otherwise dispose of all or any part of the interests of each Parallel Investor in any Portfolio Securities); and

      (b) negotiate, execute and deliver in the name of each Parallel Investor any subscription, shareholder or other agreement relating to the investment by the Parallel Investors in any Portfolio Company.

All such decisions shall be binding upon all of the Parallel Investors.

The Main Fund GP shall co-ordinate the participation of the Parallel Investors in all Portfolio Transactions, including the acquisition, holding and disposition of Portfolio Securities, and the payment of all Acquisition Costs, Parallel Investor Expenses and Organizational Expenses by the Parallel Investors and the other parties hereto.

After the Main Fund has identified a prospective Portfolio Transaction, it shall provide details thereof to all of the VPI Funds and shall not proceed with such Portfolio Transaction without the prior written consent of all of the VPI Funds.

2.9   COVENANTS OF MAIN FUND GP

The Main Fund GP covenants and agrees that it shall:

      (a) cause any Person to which it has offered a co-investment opportunity to purchase Portfolio Securities, to purchase such Portfolio Securities for the same consideration, determined on a per security basis, as the Parallel Investors;

      (b) act in good faith, when exercising its powers and fulfilling its obligations hereunder; and

      (c) in making and managing investments in Portfolio Securities hereunder, exercise the standard of care that a prudent manager of capital managing investments having the same risk profile as the Fund's investments would exercise in similar circumstances.

                               ARTICLE 3- EXPENSES

3.1   PARALLEL INVESTOR EXPENSES

Subject to Section 3.2, the parties agree that Parallel Investor Expenses shall be allocated and paid as follows:

      (a) each Parallel Investor, other than an Affiliate Fund, shall pay its Pro Rata Share of all Parallel Investor Expenses;

      (b) subject to Sections 4.2 and 4.7, the Initial Affiliate Fund GP shall pay the Affiliate Funds' Pro Rata Share of all Parallel Investor Expenses (other than Indemnification Expenses);

      (c) subject to Section 4.2, each Affiliate Fund shall pay its Pro Rata Share of all Indemnification Expenses; and

      (d) NBF shall pay NBF's Expense Backstop pursuant to Section 4.2.

To the extent that the Parallel Investor Expenses are not in fact incurred by the parties on the basis set out above, each of the parties shall account to and reimburse each other for any shortfall or surplus from time to time at the request of the Main Fund GP.

3.2   ADJUSTMENTS TO ALLOCATIONS OF PARALLEL INVESTOR EXPENSES

Notwithstanding Section 3.1, the Main Fund GP may determine, acting reasonably and in good faith, that the Parallel Investor Expenses will be allocated among the parties in a manner that is different than that contemplated by Section 3.1 in circumstances where the Main Fund GP determines that it would be equitable to do so having regard to the actual cumulative payments, and/or the investments in Portfolio Companies, made by each of the Parallel Investors.

3.3   ORGANIZATIONAL EXPENSES

The parties agree that Organizational Expenses, in an aggregate amount not to exceed the lesser of $1.5 million and 0.5% of the Total Commitment, shall be allocated among (and paid by) the parties in the same manner as Parallel Investor Expenses are allocated and paid pursuant to Section 3.1. To the extent that Organizational Expenses are not in fact incurred by the parties on the basis set out in the preceding sentence, each of the parties shall account to and reimburse each other for any shortfall or surplus from time to time at the request of the Main Fund GP.

                      ARTICLE 4 - NBF'S BACKSTOP COMMITMENT

4.1   AFFILIATE FUNDS' SHORTFALL RE ACQUISITION COSTS

In the event that at any time the Affiliate Funds are unable to pay all or part of the Affiliate Funds' Pro Rata Share of an Acquisition Cost as a result of:

      (a) the Offering Affiliate Fund not having completed the offering of its partnership interests; or

      (b) the Affiliate Funds (other than the Offering Affiliate Fund):

            (i) having advanced hereunder;

            (ii) being obligated to advance hereunder;

            (iii) having reserved for the purposes of paying Acquisition Costs in respect of Portfolio Transactions that are then in process or are then being actively considered; and/or

            (iv) having reserved for the purposes of paying actual or anticipated Indemnification Expenses amounts which, in the aggregate, equal the aggregate Commitments of all of their respective Limited Partners,

NBF shall pay an amount equal to the lesser of NBF's Backstop Commitment Amount (calculated as at the date of delivery of the applicable Investment Notice) and the amount which the Affiliate Funds are unable to pay for the foregoing reasons, to purchase the Portfolio Securities which the Affiliate Funds would otherwise be required to purchase hereunder pursuant to the applicable Portfolio Transaction. In such event, the obligation of the Affiliate Funds to pay their Pro Rata Share of the Acquisition Cost to purchase their Pro Rata Share of the applicable Portfolio Securities shall be reduced by the portion of the Acquisition Cost paid by NBF pursuant to this Section 4.1.

4.2   AFFILIATE FUNDS SHORTFALL RE EXPENSES

In the event that, on the date of delivery of an Expense Notice, the total Commitment(s) of the Limited Partners of all Affiliate Funds (other than an Offering Affiliate Fund) is less than the Affiliate Funds' Maximum Capital Commitment, NBF shall pay an amount equal to the lesser of

NBF's Backstop Commitment Amount (calculated as at such date) and NBF's Expense Backstop in respect of the Affiliate Funds' Pro Rata Share of the Parallel Investor Expenses and the Organizational Expenses referred to in such Expense Notice.

4.3   NBF'S BACKSTOP COMMITMENT IN ADDITION TO NBF'S COMMITMENT

It is acknowledged and agreed that NBF's Backstop Commitment is in addition to, and is not part of, NBF's Commitment hereunder and that NBF shall not be treated as a Parallel Investor with respect to any amounts paid by it pursuant to NBF's Backstop Commitment.

4.4   MANDATORY TRANSFER OF EXCESS PORTFOLIO SECURITIES TO OFFERING AFFILIATE
FUND

In the event that NBF purchases any Portfolio Securities pursuant to Section 4.1 after the formation of the applicable Offering Affiliate Fund in the circumstances described in Section 4.1(a):

      (a) NBF shall, upon such Offering Affiliate Fund's final A.F. Closing Date (or sooner, if NBF and such Offering Affiliate Fund otherwise agree), transfer to the Offering Affiliate Fund the maximum number of such Portfolio Securities that can be purchased by the Offering Affiliate Fund using all of the Commitments of its Limited Partners. Each of such Portfolio Securities shall be transferred at a price equal to its fair market value, as determined by NBF in good faith (which the parties agree shall generally be its Acquisition Cost plus an amount calculated at an annual rate equal to the Base Rate plus two percent (2%));

      (b) the Offering Affiliate Fund shall purchase such Portfolio Securities from NBF; and

      (c) subject to Section 4.7, the Initial Affiliate Fund GP shall reimburse NBF for all Parallel Investor Expenses (other than Indemnification Expenses) previously paid by NBF pursuant to Section 4.2 which have not been previously reimbursed.

4.5   TRANSFERS OF EXCESS PORTFOLIO SECURITIES TO SUCCESSOR AFFILIATE FUND

In the event that NBF purchases any Portfolio Securities pursuant to Section 4.1 in the circumstances described in Section 4.1(b), NBF may (but shall not be obligated to) transfer to such Successor Affiliate Fund up to all of such Portfolio Securities. NBF shall have the right to exercise such option by delivering written notice to the Main Fund GP and such Successor Affiliate Fund no later than twenty (20) Business Days prior to the commencement of the offering of partnership interests of such Successor Affiliate Fund. If NBF exercises such option, the number of Portfolio Securities to be transferred to such Successor Affiliate Fund shall be the maximum number thereof that can be purchased by using all of the Commitments of the Successor Affiliate Fund's Limited Partners, determined as at the date of such Successor Affiliate Fund's final A.F. Closing Date. If NBF exercises such option, the provisions of Section
4.4 shall apply mutatis mutandis.

4.6   NBF'S RIGHT TO DESIGNATE AFFILIATES TO INVEST

For the purposes of NBF's Commitment and NBF's Backstop Commitment, monies will be provided either by NBF or, at NBF's option, by any of their Affiliates.

4.7   NBF'S FUNDING OF MAIN FUND GP'S OBLIGATIONS

It is acknowledged and agreed that it is a condition to the Initial Affiliate Fund GP's obligations under Sections 3.1(b), 3.3, 4.4(c) and 4.5 that NBF or any of their Affiliates shall have loaned to the Initial Affiliate Fund GP, from time to time, on a limited recourse basis, the whole amount required to fulfil the Initial Affiliate Fund GP's obligations under such sections, pursuant to any loan agreement between NBF or any of their Affiliates and the Initial Affiliate Fund GP.

                   ARTICLE 5 - INVESTMENT AND EXPENSE NOTICES

5.1   INVESTMENT NOTICES

At least ten (10) Business Days prior to the scheduled date of completion of each Portfolio Transaction, the Main Fund GP shall deliver a notice (an "INVESTMENT Notice") to each Parallel Investor and to each general partner of a Parallel Investor which is a Fund, which, in turn, shall notify each of the Limited Partners of the relevant Fund at the same time (and so as to expire concurrently). Each Investment Notice shall set out:

      (a) the portion of the Acquisition Cost payable pursuant to the Portfolio Transaction required to be paid by the Parallel Investor or Limited Partner to whom it is addressed;

      (b) the aggregate Acquisition Cost required to be paid by all of the Parallel Investors; and

      (c) a description of the Portfolio Transaction in sufficient detail (including the name of the Portfolio Company) to enable each Parallel Investor to reasonably determine whether the investment by it in such Portfolio Company would be unlawful, as contemplated in Section 2.5.

In the event that funds advanced pursuant to an Investment Notice are not used to pay the applicable Acquisition Costs within thirty (30) days of the date upon which the Investment Notice was delivered to each Parallel Investor, the Main Fund GP shall return the amount advanced by each Parallel Investor in respect thereof to each Parallel Investor forthwith following the expiry of such thirty
(30) day period.

5.2   EXPENSE NOTICES

At least ten (10) Business Days prior to the date upon which the Main Fund GP requires any Parallel Investor Expenses and/or Organizational Expenses to be paid, the Main Fund GP shall deliver a notice (an "EXPENSE NOTICE") to each Parallel Investor. Each Expense Notice shall set out:

      (a) the amount required to be paid by the Parallel Investor to whom it is addressed; and

      (b) the aggregate amount required to be paid by all of the Parallel Investors.

5.3   NOTICE TO NBF RE NBF'S BACKSTOP COMMITMENT

In the event that the Main Fund GP determines that NBF will be required to fulfil NBF's Backstop Commitment with respect to any Acquisition Costs, Parallel Investor Expenses or Organizational Expenses, the Main Fund GP shall deliver to NBF details of the additional amount required to be paid by NBF pursuant to
Section 4.1 or 4.2, contemporaneously with the delivery of the applicable Investment Notice or Expense Notice.

5.4   PAYMENTS BY PARALLEL INVESTORS

Each Parallel Investor and NBF shall advance to the Main Fund GP all amounts payable by it, as set out in the applicable notices delivered by the Main Fund GP pursuant to Sections 5.1, 5.2 or 5.3, no later than the date stipulated in each such notice.

                    ARTICLE 6- SALES OF PORTFOLIO SECURITIES

6.1   RESTRICTIONS ON TRANSFERS, MORTGAGES ETC.

No Parallel Investor shall sell, assign, transfer, pledge, mortgage or otherwise dispose of any of the Portfolio Securities owned or otherwise held by it except in accordance with this Article 6 or Article 8.

6.2   PERMITTED TRANSFERS

Notwithstanding Section 6.1, a Parallel Investor shall be entitled to transfer all or part of its interest in all of the Portfolio Securities held by it hereunder to:

      (a) any of its Affiliates; provided that:

            (i) such transferee executes and delivers an Assumption Agreement;
            and

            (ii) the transferor shall remain liable for its obligations hereunder, notwithstanding such transfer; or

      (b) the Main Fund or the QLP Fund (provided that in the case of a transfer to the QLP Fund, such transfer is in accordance with the investment restrictions set out in the QLP Fund Partnership Agreement) in accordance with Article 7.

6.3   DISPOSITION OF INVESTMENTS

Subject to the provisions of the Main Fund Partnership Agreement, the QLP Fund Partnership Agreement, the US Fund Partnership Agreement and the US-Inst Fund Partnership Agreement, respectively, relating to the dissolution or winding up of the Main Fund, the QLP Fund, the US Fund and the US-Inst Fund, respectively, and the comparable provisions of other Parallel Investor Agreements, and except to the extent reasonably necessary or advisable to address tax, regulatory or other legal considerations, the parties agree that the respective interests of each Parallel Investor in any and all Portfolio Securities shall be realized or disposed of (which for the purposes of this Section 6.3 shall include distributions in kind) contemporaneously and on substantially the same terms, at such time or times and on such terms as shall be determined by the Main Fund GP. In the case of a disposition of less than 100% of the Portfolio Securities of a particular Portfolio Company held by the Parallel Investors, the Main Fund GP shall cause each Parallel Investor to dispose of, and each Parallel Investor which is a party hereto shall dispose of, such Parallel Investor's proportionate share of such Portfolio Securities being disposed of by the Parallel Investors.

6.4   DISTRIBUTIONS OF DISTRIBUTABLE LOCK-UP SECURITIES

In the event that any of the Funds' GPs (other than the QLP Fund GP) wishes to distribute securities which are subject to a Lock-up Agreement (other than with respect to any distribution to be made in connection with the termination and dissolution of the applicable VPI Fund), it may, by written notice to the Main Fund GP, request the Main Fund GP to call a Joint Meeting for the purposes of the Voting Parallel Investors considering passing an Extraordinary Resolution permitting the distribution by each of the VPI Funds of the securities held by the VPI Funds which are then subject to such Lock-up Agreement. Upon receipt of such request, the Main Fund GP shall call such Joint Meeting to be held within 21 days following the receipt by the Main Fund GP of such last-mentioned notice. In addition, it is acknowledged that the Main Fund GP may call such a Joint Meeting, for such purpose, in its own discretion at any time. If such Extraordinary Resolution is passed by the Voting Parallel Investors, the securities which were the subject of such Extraordinary Resolution ("DISTRIBUTABLE LOCK-UP SECURITIES") shall be distributed to the Limited Partners of the applicable VPI Funds immediately following the passage thereof.

6.5   DISTRIBUTIONS IN KIND SECURITIES BY THE FUND

Each of the Funds' GPs covenants and agrees that the Fund of which it is the general partner shall not distribute Portfolio Securities in kind, unless all of the other Funds which hold Portfolio Securities of the same Portfolio Company are also distributing such securities in kind to their respective Limited Partners and to themselves, if applicable (except with respect to any distribution to be made in connection with the termination of the Fund of which it is the general partner).

          ARTICLE 7 - TRANSFER OF COMMITMENTS TO MAIN FUND AND QLP FUND

7.1   RIGHT TO TRANSFER PARALLEL INVESTOR COMMITMENTS TO MAIN FUND AND QLP FUND

Each Parallel Investor, with the prior approval of the Main Fund GP (which the Main Fund GP may withhold) and who would otherwise qualify as a permitted transferee of Units under the QLP Fund Partnership Agreement, may reduce all or part of its Commitment hereunder by an amount (the "REDUCED COMMITMENT") by (i) making a QLP Fund Commitment in an amount equal to the Reduced Commitment; and
(ii) making a Main Fund Commitment in an amount equal to 30% of the Reduced Commitment, upon and subject to the terms and conditions of this Article 7 and of Section 8.2 of the QLP Fund Partnership Agreement and Section 8.2 of the Main Fund Partnership Agreement. A Parallel Investor shall be entitled to exercise such right by:

      (a) executing and delivering subscription agreements pursuant to which it shall:

            (i) make a QLP Fund Commitment (or increase its existing QLP Fund Commitment) in an amount equal to its Reduced Commitment and make a Main

            Fund Commitment (or increase its existing Main Fund Commitment) in an amount equal to 30% of its Reduced Commitment;

            (ii) subscribe for the applicable number of QLP Units and Main Fund Units;

            (iii) agree to assign and transfer to the QLP Fund the Proportion of its interest in all of the Portfolio Securities then held by it hereunder, which Portfolio Securities are securities of the same Portfolio Companies as are the Portfolio Securities held by the QLP Fund, which transfer shall be made as a Capital Contribution to the QLP Fund in satisfaction of part of its QLP Fund Commitment,

            (iv) agree to assign and transfer to the Main Fund the Proportion of its interest in all of the Portfolio Securities then held by it hereunder, which Portfolio Securities are securities of the same Portfolio Companies as are the Portfolio Securities held by the Main Fund, which transfer shall be made as a Capital Contribution to the Main Fund in satisfaction of part of its Main Fund Commitment; and

            (v) agree that the amount of the Capital Contribution and the Capital Account per QLP Fund Unit and/or per Main Fund Unit issued to it pursuant to Section 7.1(a)(ii) shall be considered to be equal to the Capital Contribution and Capital Account per QLP Fund Unit or Main Fund Unit, respectively, immediately prior to the transfer contemplated in this Section; and

      (b) executing and delivering all such other instruments and documents as may be required pursuant to Section 8.2 of the QLP Fund Partnership Agreement and Section 8.2 of the Main Fund Partnership Agreement.

Such subscription and QLP Fund Commitment and Main Fund Commitment made by such Parallel Investor shall be subject to acceptance by the QLP GP and the Main Fund GP, respectively. The date of acceptance of such subscriptions by the QLP GP and the Main Fund GP, respectively, shall hereinafter be referred to as the "TRANSFER ADMISSION DATE". For greater certainty, for purposes of the QLP Fund Partnership Agreement and the Main Fund Partnership Agreement, upon acceptance of such subscriptions for QLP Units and Main Fund Units as contemplated in this
Section 7.1, the Commitment, Capital Account and Capital Contribution per Unit of the QLP Fund and per Class A Unit of the Main Fund, respectively, shall be identical in respect of all Units of the QLP Fund and all Class A Units of the Main Fund.

7.2 QLP FUND'S AND MAIN FUND'S OPTION TO OBTAIN QLP FUND COMMITMENTS AND MAIN FUND COMMITMENTS FROM NBF

Notwithstanding Section 6.1, NBF (hereinafter for the purposes hereof, the "OPTIONOR") irrevocably grants to the QLP Fund and the Main Fund the right (each, a "FUND OPTION") to cause it to make an additional QLP Fund Commitment in an amount up to its Commitment hereunder and an additional Main Fund Commitment in an amount equal to 30% of its QLP Fund Commitment hereunder, in each case upon and subject to the terms and conditions of this Article 7 and of Section
8.2 of the QLP Fund Partnership Agreement and Section 8.2 of the Main Fund Partnership Agreement.

All or part of a Fund Option shall be exercisable by written notice (each, an "EXERCISE NOTICE") delivered to the Optionor by the QLP GP, on behalf of the QLP Fund, and by the Main Fund GP, on behalf of the Main Fund, at any time and from time to time until March 31, 2003 or until such later date as the QLP GP is entitled to accept subscriptions for QLP Fund Units pursuant to the QLP Fund Partnership Agreement and the Main Fund GP is entitled to accept subscriptions for Main Fund Units pursuant to the Main Fund Partnership Agreement. Each Exercise Notice shall designate the amount of the QLP Fund Commitment (the "DESIGNATED AMOUNT") and the Main Fund Commitment (the Main Fund Commitment being equal to 30% of the QLP Fund Commitment) to be made by the Optionor to which it is delivered; provided that neither of the QLP Fund nor the Main Fund shall exercise a Fund Option if the QLP Fund Commitment or the Main Fund Commitment, as the case may be, to be made by the Optionor thereunder would result in:

      (a) its aggregate QLP Fund Commitment exceeding 24.9% of the aggregate QLP Fund Commitments of all of the Limited Partners of the QLP Fund;

      (b) its aggregate Main Fund Commitment exceeding 24.9% of the aggregate Main Fund Commitments of all of the Class A Limited Partners of the Main Fund; or

      (c) the QLP Fund or the Main Fund, as the case may be, becoming a "financial institution", as such term is defined in section 142.2(1) of the Income Tax Act (Canada), as amended from to time, or any replacement of such definition, calculated, in each case, after giving effect to the QLP Fund Commitment and the Main Fund Commitment designated in such Exercise Notice and all subscriptions for QLP Fund Units and Main Fund Units accepted by the QLP GP and the Main Fund GP, respectively, and completed on the Admission Date.

Effective upon the date of delivery of an Exercise Notice (the "ADMISSION DATE"), the Optionor shall be deemed for the purposes hereof and of the Main Fund Partnership Agreement and the QLP Fund Partnership Agreement to (i) have subscribed for the number of QLP Fund Units and Main Fund Units, as applicable, representing the QLP Fund Commitment and the Main Fund Commitment designated in such notice, and (ii) been admitted as a Limited Partner of the Main Fund and the QLP Fund in respect of such Main Fund Commitment and QLP Fund Commitment or to have increased its Main Fund Commitment and its QLP Fund Commitment, as applicable, and the provisions of Section 7.1 shall apply in the same manner as if the Optionor had exercised its right to transfer part of its Commitment to the QLP Fund and the Main Fund, and for such purpose, the Reduced Commitment shall be equal to the Designated Amount. The Optionor's Commitment in its capacity as a Parallel Investor shall be reduced by an amount equal to the Designated Amount.

The Optionor covenants and agrees to execute and deliver subscription agreements with respect to its subscription for QLP Fund Units and Main Fund Units representing the QLP Fund Commitment and the Main Fund Commitment, as applicable, designated in the applicable Exercise Notice, effective as of the Admission Date, and all such other agreements, instruments and documents as may be necessary or desirable in order to give effect to each exercise of the Fund Option granted by it.

Each of the QLP Fund and the Main Fund covenants and agrees to exercise the Fund Option granted by the Optionor on each closing of the sale of any QLP Fund Units and Main Fund Units.

7.3   GENERAL PROVISIONS RELATING TO TRANSFER OF COMMITMENTS

The following provisions shall apply to all transactions completed pursuant to
Section 7.1 or 7.2:

      (a) the subscription agreement to be executed and delivered by the Optionor or the Parallel Investor, as applicable, shall be in substantially the same form and upon substantially the same terms and conditions as the subscription agreement generally used by the QLP Fund and the Main Fund, as applicable;

      (b) if applicable, the Optionor or the Parallel Investor, as applicable, and the QLP Fund and the Main Fund, as applicable, shall execute and deliver a Capital Contribution Agreement in substantially the same form and upon substantially the same terms and conditions as the agreement attached hereto as Schedule 3;

      (c) effective as of the Admission Date or the Transfer Admission Date, as the case may be, the QLP Fund or the Main Fund, as applicable, shall assume the Proportion of all outstanding Portfolio Company Guarantees then provided by the Parallel Investor hereunder and such Parallel Investor shall be released from its obligations hereunder with respect to such Portfolio Company Guarantees;

      (d) the QLP GP, on behalf of the QLP Fund, the Main Fund GP, on behalf of the Main Fund, and each of the Parallel Investors acknowledge and agree that the Optionor or the Parallel Investor, as applicable, shall assign and transfer to the QLP Fund or the Main Fund, as applicable, the Portfolio Securities to be transferred to the QLP Fund or the Main Fund, as applicable, which transfer shall be made as a Capital Contribution to the QLP Fund or the Main Fund, as applicable, in satisfaction of part of the QLP Fund Commitment or the Main Fund Commitment, as applicable;

      (e) each Parallel Investor shall be issued the applicable number of QLP Fund Units and Main Fund Units as is equal to the amount of the QLP Commitment or the Main Fund Commitment, as the case may be, made by it and accepted by the QLP GP or the Main Fund GP in accordance with Section 7.1 or designated in the Exercise Notice delivered to it, as applicable, divided by $1,000. Fractional QLP Fund Units or Main Fund Units may be issued in connection with such transaction; and

      (f) the Commitment of a Parallel Investor hereunder shall be reduced by the amount of the QLP Fund Commitment made by it and accepted by the QLP GP in accordance with Section 7.1 or designated in the Exercise Notice delivered to it, as applicable.

7.4   CHANGES TO ACCOMMODATE NEW LIMITED PARTNERSHIPS

In the event that, during the period when a Fund Option may be exercised pursuant to Section 7.2, a New Limited Partnership is formed:

      (a) each of the QLP GP and the Main Fund GP, as applicable, shall, in accordance with the QLP Fund Partnership Agreement or the Main Fund Partnership Agreement, cause the New Limited Partnership to become a party hereto; and

      (b) Sections 7.2 and 7.3 shall be automatically amended with all appropriate changes to provide that, upon any subsequent exercise of a Fund Option, each New Limited Partnership shall be entitled to, and shall, exercise such option, together with the QLP Fund or the Main Fund, as applicable, with the effect that the Optionor, the QLP Fund or the Main Fund and each New Limited Partnership shall be in the same position as each of them would have been in if, immediately prior to the formation of such New Limited Partnership, the Optionor had been a Limited Partner of the QLP Fund or the Main Fund, as applicable (and of each pre-existing New Limited Partnership, if any) with a QLP Fund Commitment or a Main Fund Commitment (together with a commitment to each such pre-existing New Limited Partnership) equal to the aggregate commitment to be made by such Optionor to the QLP Fund or the Main Fund, as applicable (and each such pre-existing New Limited Partnership) after giving effect to such exercise of the Fund Option.

                        ARTICLE 8 - INCREASED COMMITMENTS

8.1   NEW PARALLEL INVESTORS AND INCREASED COMMITMENTS BY PARALLEL INVESTORS

In the event that:

      (a) a Person (other than a Successor Affiliate Fund) is approved by the Main Fund GP as a Parallel Investor by executing and delivering an Assumption Agreement; or

      (b) there is an increase in the Commitment of a Parallel Investor (including as a consequence of a new Limited Partner being accepted by the Main Fund or the QLP Fund and committing to make capital contributions in cash or any existing Limited Partner in the QLP Fund or the Main Fund agreeing to increase the amount of its cash capital contributions, other than by virtue of a transaction described in Article 7)

(such new Parallel Investor or Parallel Investor which has increased its Commitment being referred to in this Section 8.1 as the "NEW PARALLEL INVESTOR"), on the date of the closing of such transaction:

      (c) all Portfolio Securities then held by the Parallel Investors hereunder and held by NBF pursuant to NBF's Backstop Commitment shall be transferred among the Parallel Investors, NBF and the New Parallel Investor such that, after giving effect to such transfers, each of the Parallel Investors, NBF and the New Parallel Investor shall hold that portion of such Portfolio Securities that it would have held as at such date if all of the Commitments of the Parallel Investors (including the New Parallel Investor) had been made on the date hereof and NBF had purchased the number of Portfolio Securities required to be purchased by it pursuant to NBF's Backstop Commitment from time to time after the date hereof;

      (d) the New Parallel Investor shall be treated as having been a Parallel Investor and its Commitment or increased Commitment shall be treated as having been made as of the date hereof for all purposes;

      (e) the New Parallel Investor shall be responsible for its (additional) Pro Rata Share of all Acquisition Costs, Parallel Investor Expenses and Organizational Expenses paid hereunder and all Portfolio Company Guarantees from and after the date hereof to and including such date of the closing of such transaction;

      (f) the New Parallel Investor shall pay:

            (i) to each of the other Parallel Investors (other than the Affiliate Funds) its Pro Rata Share of:

                  (A) the aggregate amount required to be paid pursuant to
                  Section 8.1(e); and

                  (B) an additional amount calculated at the Base Rate (determined as of the date of the closing of such transaction) plus 2% per annum on the amount required to be paid pursuant to Section 8.1(e) (which shall not be treated as part of the New Parallel Investor's Commitment); and

            (ii) to the Main Fund GP, NBF and/or the Affiliate Funds, an amount equal to the Affiliate Funds' Pro Rata Share of:

                  (A) the aggregate amount required to be paid pursuant to
                  Section 8.1(e); and

                  (B) an additional amount calculated at the Base Rate (determined as of the date of the closing of such transaction) plus 2% per annum on the amount required to be paid pursuant to Section 8.1(e) (which shall not be treated as part of the New Parallel Investor's Commitment);

                  as follows:

                  (C) the Main Fund GP shall be paid its proportionate share of such amounts in respect of payments of the Affiliate Funds' Pro Rata Share of Parallel Investor Expenses and Organizational Expenses made by it hereunder (to the extent that the Main Fund GP has not previously received distributions from any Affiliate Fund in respect of such payments);

                  (D) NBF shall be paid its proportionate share of such amounts in respect of payments of Acquisition Costs, Parallel Investor Expenses and Organizational Expenses made by it pursuant to NBF's Backstop Commitment (to the extent that NBF has not previously received reimbursements thereof pursuant to Section
                  4.4 or 4.5); and

                  (E) the Affiliate Funds shall be paid the balance of such amounts, if any; and

      (g) the Parallel Investors (including the New Parallel Investor) shall account to each other and pay to each other any other amounts to the extent necessary in order to give effect to this Article 8.

For the purposes of Sections 8.1(f)(ii)(C) and (D), a party's proportionate share of the amounts referred to therein shall be equal to a fraction (expressed in percentage terms) determined by dividing:

      (I)   the amount paid by it pursuant to Sections 3.1(b), 3.3, 4.1, 4.2,
            4.4 and 4.5, as applicable, in respect of Acquisition Costs, Parallel Investor Expenses and Organizational Expenses from and after the date hereof to and including such date of the closing of the applicable transaction (other than Acquisition Costs, Parallel Investor Expenses and Organizational Expenses in respect of which it has previously received any distributions from any Affiliate Fund or reimbursements pursuant to Section 4.4 or 4.5), by

      (II) the amounts referred to in clause (I) above paid by NBF and the Initial Affiliate Fund GP, the QLP GP and/or the Main Fund GP, without duplication.

8.2   EXCEPTION RESPECTING PARALLEL INVESTORS REDUCED COMMITMENTS

It is acknowledged and agreed that in the event that the Commitment of a Parallel Investor is reduced pursuant to Section 7.3 in connection with a QLP Fund Commitment and a Main Fund Commitment, made by it after the date hereof, Sections 8.1(e) and (f) shall not apply with respect to that portion of the increase in the QLP Fund's or the Main Fund's Pro Rata Share resulting from the increase in the QLP Fund's Commitment or the Main Fund's Commitment, as applicable, arising as a result of such Parallel Investor's QLP Fund Commitment or Main Fund Commitment.

8.3   ALLOCATION OF PAYMENT AMONG THE AFFILIATE FUNDS

Any amounts payable to the Affiliate Funds pursuant to this Article 8 shall be allocated among them on a proportionate basis, based upon the aggregate amount of Acquisition Costs, Parallel Investor Expenses and Organizational Expenses paid by each of the Affiliate Funds, (including amounts paid by it pursuant to Section 4.4 or 4.5).

8.4 SUNSET RE NEW PARALLEL INVESTORS AND INCREASED COMMITMENT BY PARALLEL INVESTORS

It is acknowledged and agreed that after June 30, 2003 the Main Fund GP shall not approve any Person (other than a Successor Affiliate Fund) as a Parallel Investor and no Parallel Investor shall be entitled to increase its Commitment (other than in accordance with Article 7).

              ARTICLE 9- AMENDMENT TO PARALLEL INVESTOR AGREEMENTS

9.1 GPS' CONSENTS TO AMENDMENTS OF PARALLEL INVESTOR AGREEMENTS

None of the QLP GP, the Main Fund GP, the US Fund GP or the US-Inst Fund GP shall consent to or enter into any amendment of any of the Partnership Agreements or other Parallel Investor Agreement(s) to which it is a party, if such amendment relates to matters that are also the subject of this Agreement unless, if applicable, amendments are made to all of the Parallel Investor Agreement(s) and this Agreement in order to give effect to the intent of this Agreement that the investment activities of each of the Parallel Investors be carried out in parallel on a pro rata basis in relation to each Parallel Investor's Pro Rata Share.

                       ARTICLE 10- PORTFOLIO COMPANY FEES

10.1 QLP GP, MAIN FUND GP, US FUND GP AND US-INST FUND GP TO RECEIVE ALL PORTFOLIO COMPANY FEES

It is acknowledged and agreed that:

      (a) the QLP GP (and/or the Manager on behalf of the QLP GP), the Main Fund GP (and/or the Manager on behalf of the Main Fund GP), the US Fund GP (and/or the Manager on behalf of the US Fund GP) and the US-Inst Fund GP (and/or the Manager on behalf of the US-Inst Fund GP) may provide certain services to or in respect of Portfolio Companies and proposed Portfolio Companies, in respect of which the Portfolio Companies, proposed Portfolio Companies and other Persons may pay Portfolio Company Fees;

      (b) each of the QLP GP, the Main Fund GP, the US Fund GP, the US Fund GP and the US-Inst Fund GP is entitled to 100% of all Portfolio Company Fees, subject to the terms of the QLP Fund Partnership Agreement, the Main Fund Partnership Agreement, the US Fund Partnership Agreement or the US-Inst Fund Partnership Agreement, as applicable, the Management Services Agreement to which it is a party, the other provisions of this Article 10 and the comparable provisions of the other Parallel Investor Agreements;

      (c) pursuant to each of the Management Services Agreements, the Fund which is a party thereto is entitled to a reduction in the amount of the Management Fee (as such term is defined in such agreement) payable by it thereunder, based upon a portion of such Fund's Pro Rata Share of Portfolio Company Fees received by the general partner of such Fund or the Manager or their respective Affiliates, shareholders, partners, principals, members, officers, directors or employees;

      (d) the QLP GP, the Main Fund GP, the US Fund GP and the US-Inst Fund GP and/or the Manager may earn other fees or remuneration in connection with activities that are not related to the investment or proposed investment by the Parallel Investors in any Portfolio Company; and

      (e) all of the fees and remuneration referred to in Section 10.1(d) will not constitute Portfolio Company Fees.

10.2 QLP GP, MAIN FUND GP, THE US FUND GP AND US-INST FUND GP TO PAY UNREIMBURSED COSTS AND EXPENSES RESPECTING PORTFOLIO COMPANY INVESTMENTS

It is acknowledged that, pursuant to the Management Services Agreements to which each of the QLP GP, the Main Fund GP, the US Fund GP and the US-Inst Fund GP is a party, each of the QLP GP, the Main Fund GP, the US Fund GP and US-Inst Fund GP, respectively, has agreed to pay all unreimbursed costs and expenses incurred by the Parallel Investors which are directly attributable to an investment in a Portfolio Company or a proposed investment in any Person, out of any Portfolio Company Fees received by the QLP GP, the Main Fund GP, the US Fund GP or the US-Inst Fund GP, as the case may be, related to such investment or proposed investment, up to but not exceeding the amount of such Portfolio Company Fees.

                ARTICLE 11- INDEMNIFICATION BY PARALLEL INVESTORS

11.1 INDEMNIFICATION BY PARALLEL INVESTORS (OTHER THAN THE FUNDS)

Each of the Parallel Investors (including NBF, in its capacity as a Parallel Investor), other than the Funds, shall indemnify and hold harmless each Indemnified Party from and against any and all Losses, which any Indemnified Party may suffer or incur or become subject to by reason of or related to such Indemnified Party's activities on behalf of the Parallel Investors hereunder or in furtherance of the interests of the Parallel Investors hereunder or otherwise arising out of or in connection with this Agreement (including, without limitation, an Indemnified Party serving as an officer, director, consultant or employee of any Portfolio Company or any direct or indirect subsidiary thereof), including without limitation any Losses incurred in connection with the defence of any actual or threatened action, proceeding or claim and any payments made by an Indemnified Party to any other Indemnified Party pursuant to an indemnification agreement no broader than this Section 11.1. Notwithstanding the foregoing, no Indemnified Party shall be entitled to indemnification under this
Section 11.1 if and to the extent that the acts, omissions, or alleged acts or omissions upon which an actual or threatened action, proceeding or claim is based were performed or omitted fraudulently or in bad faith or as a result of wilful misconduct or negligence by such Indemnified Party or by any of its directors, officers, shareholders, partners, employees, agents, members, advisors or representatives or any of their respective Affiliates. The indemnification provided for in this Section 11.1 shall not extend to Losses which were caused as a result of an Indemnified Party acting as a lender to a Parallel Investor or a Portfolio Company, economic losses incurred by an Indemnified Party as a result of such Indemnified Party's ownership of an interest in a Parallel Investor or of an ownership interest in a Portfolio Company, or expenses that such Indemnified Party has agreed to bear. Notwithstanding the foregoing, no Indemnified Party shall be entitled to indemnification under this Section 11.1 in respect of incidental or consequential damages, including damages for loss of revenue or lost profits. The Main Fund GP may require the Parallel Investors to pay the expenses incurred by any Indemnified Party hereunder in connection with any action, proceeding or claim in advance of the final disposition, so long as the Parallel Investors receive a written undertaking by such Indemnified Party to repay the full amount advanced if there is a final determination that such Indemnified Party did not satisfy the standards set forth in this Section 11.1 or is not entitled to indemnification as provided in this Section 11.1 for other reasons.

Promptly after becoming aware of any matter that may give rise to a claim for indemnification hereunder, the Main Fund GP will give the Parallel Investors written notice of the claim, specifying (to the extent that information is available) the factual basis for the claim and the amount of the claim or if an amount is not then determinable, an estimate of the amount of the claim, if an estimate is feasible in the circumstances. The Main Fund GP will keep the Parallel Investors informed of the status of any claims on a regular basis. In the event that an Indemnified Party shall be unable to obtain timely advice from the Parallel Investors with respect to any matter relating to negotiations regarding the subject matter of the indemnity, the Indemnified Party shall be entitled to deal with same in such manner as it, in the reasonable exercise of its judgment, deems appropriate.

11.2 SATISFACTION OF INDEMNITY OBLIGATIONS

It is acknowledged that any amounts to be paid under Section 11.1 shall form part of Parallel Investor Expenses and shall be borne on a several basis and not joint and several among all Parallel Investors (including the Funds) based on each Parallel Investor's Pro Rata Share thereof. It is further acknowledged and agreed that the primary obligation to satisfy any Losses for which any Parallel Investor is obligated to indemnify hereunder shall be the Portfolio Securities held by the Parallel Investors hereunder, and the Indemnified Parties shall be required to first exhaust all recourse against such Portfolio Securities (on the basis that recourse to the Portfolio Securities held by each Parallel Investor will be limited to such Parallel Investor's Pro Rata Share of the Losses) before requiring the payment of any amounts hereunder. A Parallel Investor will only be required to pay amounts hereunder to the extent that such Portfolio Securities are insufficient and only if the Limited Partners of the QLP Fund or the Main Fund, as applicable, are required to contribute capital pursuant to the QLP Fund Partnership Agreement or the Main Fund Partnership Agreement (including section
6.7 thereof) and then only to the extent of such Parallel Investor's Pro Rata Share of the amount required to be paid to satisfy such Losses; provided that in no event shall the Parallel Investor be required to pay more than the amount it is then required to pay pursuant to Section 2.2. Further, it is intended that the amounts payable by any Investor pursuant to this Article 11, section 6.7 of the QLP Fund Partnership Agreement and of the Main Fund Partnership Agreement and the comparable provisions of any other Parallel Investor Agreement shall not exceed the amount which would have been paid by such Investor had all of the Investors invested through a common vehicle and their obligations were shared on proportionate basis based on the amount of cash each Investor agreed to invest in Portfolio Companies (including NBF's Backstop Commitment Amount).

11.3 INDEMNIFIED PARTY TO SEEK RECOVERY FROM THIRD PARTIES

Any Person entitled to indemnification from the Parallel Investors under section
6.7 of the QLP Fund Partnership Agreement or of the Main Fund Partnership Agreement and/or under Section 11.1 shall seek recovery under any other indemnity (except any indemnity provided under any other Parallel Investor Agreement or the QLP Fund Partnership Agreement or the Main Fund Partnership Agreement, as applicable) or any insurance policies by which such Person is indemnified or covered, as the case may be, and any amounts received by such Person shall reduce the Parallel Investors' obligations or liabilities to such Person under this Article 11. In the event that the amount of the Parallel Investors' obligations and liabilities to such Person arising under this Article 11 is less than the aggregate of the amount paid by the Parallel Investors in respect thereof plus the amount received by the Person under any other indemnity or any insurance policies, such Person shall forthwith pay to the QLP GP and the Main Fund GP, as applicable, on behalf of the Parallel Investors, the difference. If such Person is other than the QLP GP or the Main Fund GP, such Person shall obtain the written consent of the QLP GP or the Main Fund GP, as applicable, prior to entering into any compromise or settlement which would result in an obligation of the Parallel Investors to indemnify such Person.

11.4 PROTECTION BY PORTFOLIO COMPANIES

Each of the QLP GP and the Main Fund GP shall use its reasonable efforts to require:

      (a) that the constating documents of each Portfolio Company include the broadest covenant permitted by law of such Portfolio Company to indemnify and hold harmless any Indemnified Party representing the Parallel Investors who is serving as an officer, director, consultant or employee of such Portfolio Company or any direct or indirect subsidiary thereof or who otherwise participates in the management of the Portfolio Company from all Losses arising from such relationship with the Portfolio Company. Such indemnity shall extend to the Parallel Investors to the extent that it indemnifies such Indemnified Party in respect of such Loss; and/or

      (b) each Portfolio Company to maintain director's and officer's liability insurance covering any Indemnified Party representing the Parallel Investors who is serving as an officer, director, consultant or employee of such Portfolio Company or any direct or indirect subsidiary thereof or who otherwise participates in the management of the Portfolio Company. The coverage afforded by such insurance shall be consistent with the standards of coverage obtained generally by Persons carrying on business in the industry in which the Portfolio Company operates.

11.5 QLP GP AND MAIN FUND GP TO HOLD BENEFITS FOR OTHER INDEMNIFIED PARTIES

Each of the QLP GP and the Main Fund GP shall hold the benefit of this Article 11 for its own benefit and for the benefit of the other Indemnified Parties.

11.6 SURVIVAL OF INDEMNIFICATION RIGHTS

The provisions of this Article 11 shall survive the termination of this Agreement and, for the purposes of this Article 11, the QLP GP and the Main Fund GP, on behalf of the Indemnified Parties, may pursue and enforce all rights and remedies it or they may have against any Parallel Investor under this Article 11, including instituting a law suit to collect any amount payable hereunder with interest from the date the amount was to be paid by a Parallel Investor hereunder at a rate equal to the Base Rate plus six percent (6%) per annum (but not in excess of the highest rate per annum permitted by law).

11.7 AFFILIATE FUND DEEMED TO BE PARALLEL INVESTOR

For the purposes of determining a "PARALLEL INVESTOR'S PRO RATA SHARE" of any amount referred to in this Article 11, each Affiliate Fund shall be deemed to be a separate Parallel Investor and the Affiliate Funds, collectively, shall be deemed not to be a Parallel Investor.

                      ARTICLE 12- STRUCTURE OF INVESTMENTS

12.1 INVESTMENTS IN PORTFOLIO COMPANIES

The parties hereby acknowledge that:

      (a) the form of investment in each Portfolio Company shall be determined by the Main Fund GP; and

      (b) any investment in a Portfolio Company (including the provisions of any Portfolio Company Guarantee) may be made through the QLP GP or the Main Fund GP, as applicable, or through a nominee company as bare trustee, for the benefit, and on behalf, of each of the Parallel Investors on a basis consistent with the relative separate beneficial interests of each Parallel Investor in such investment (and related Portfolio Company Guarantee, if applicable).

The QLP GP or the Main Fund GP, as applicable, or such nominee company, as the case may be, shall exercise the rights of the Parallel Investors under all shareholder and other investment agreements governing the interests of the Parallel Investor in a Portfolio Company to which the QLP GP or the Main Fund GP, as applicable, or such nominee company, as applicable, is a party, in accordance with Section 2.8.

At the request of the QLP GP or the Main Fund GP, each Parallel Investor shall execute and deliver an acknowledgement or agreement concerning its interest in any Portfolio Securities or its several obligation in respect of any Portfolio Company Guarantee (including, without limitation, a form of guarantee evidencing its Pro Rata Share of any Portfolio Company Guarantee).

            ARTICLE 13 - MATTERS CONCERNING THE QLP AND THE MAIN FUND

13.1 OPPORTUNITIES BETWEEN QLP AND MAIN FUND

The QLP Fund and the Main Fund agree that it is their mutual intention that, where possible, all investment opportunities available to the QLP Fund and/or the Main Fund which are in respect of "foreign property" (as such term is defined in the Income Tax Act (Canada)) or which, if made by the QLP Fund, would compromise its qualification as a QLP, shall be made by the Main Fund and all other investment opportunities shall be made by the QLP Fund, and each of the QLP Fund and the Main Fund agree to consult with each other to the extent necessary to ensure that this occurs.

                      ARTICLE 14- SUCCESSOR AFFILIATE FUNDS

14.1 FORMATION OF SUCCESSOR AFFILIATE FUND

No Successor Affiliate Fund shall be formed or financed without the prior approval of the Main Fund GP and NBF. Neither of the Main Fund GP nor the QLP GP shall form or allow the formation of a Successor Affiliate Fund unless the Successor Affiliate Fund agrees to be bound by this Agreement as an Affiliate Fund by executing and delivering an Assumption Agreement.

14.2 NO OBLIGATION TO FORM SUCCESSOR AFFILIATE FUNDS

The parties acknowledge and agree that nothing contained in this Agreement obligates any of the QLP GP, the Main Fund GP or NBF to form, permit the formation of or finance any Successor Affiliate Fund or obligates NBF to provide loans or financial assistance to any of the Limited Partners of any Successor Affiliate Fund.

14.3 NOTICE OF OFFERING OF INTEREST BY SUCCESSOR AFFILIATE FUND

At least twenty (20) Business Days prior to the scheduled commencement of the offering of partnership interests of a Successor Affiliate Fund, the Main Fund GP shall deliver written notice of such commencement date to NBF in order to facilitate the exercise by NBF of the option referred to in Section 4.5.

                             ARTICLE 15- TERMINATION

15.1 TERMINATION OF AGREEMENT

Notwithstanding anything to the contrary contained herein, this Agreement shall terminate automatically and shall have no further force and effect on the earliest of the dates upon which:

      (a) any law or governmental regulation now existing or hereafter enacted shall render illegal or impracticable the operation of this Agreement in any material respect;

      (b) the existence or the operation of this Agreement shall result in any of the Parallel Investors or any Investor being subject or liable to any tax in any jurisdiction to which such Parallel Investor or Investor would not have been liable or subject but for the existence or operation of this Agreement;

      (c) the QLP Fund is terminated in accordance with the terms of the QLP Fund Partnership Agreement and the Main Fund is terminated in accordance with the terms of the Main Fund Partnership Agreement;

      (d) all of the parties hereto consent to such termination.


                ARTICLE 16 - NO JOINT VENTURE OR MUTUAL AUTHORITY

16.1 DISCLAIMER OF JOINT VENTURE OR ASSOCIATION

The parties agree and confirm that nothing contained herein shall involve or be deemed to involve the parties (or any two or more of them) in any pooling of resources or sharing of risk in relation to any investments made by all or any of them, and in particular nothing contained herein shall constitute the Parallel Investors, the QLP GP, the Main Fund GP, the US Fund GP, the US-Inst Fund GP or any two or more of them as partners or joint venturers or any of the Parallel Investors as the agent of any of the other Parallel Investors. The Parallel Investors shall at all times be the beneficial owners of all Portfolio Securities and other investments purchased or held on their behalf hereunder.

16.2 NO MUTUAL AUTHORITY

Except as otherwise expressly provided herein:

      (a) no Parallel Investor shall have any authority to act for or to assume any obligation or responsibility on behalf of any other Parallel Investor, except as otherwise expressly provided herein; and

      (b) the rights and obligations of each Parallel Investor hereunder shall be several and not joint and several, except as otherwise expressly provided herein.

16.3 INCOME TAX LIABILITIES

Each Parallel Investor shall be directly responsible for any income tax consequences or tax consequences of any other nature or kind arising directly or indirectly from its ownership of its investments (including Portfolio Securities) or the disposition of its investments (including Portfolio Securities) hereunder.

    ARTICLE 17 - L.P. ADVISORY COMMITTEE AND DECISIONS OF PARALLEL INVESTORS

17.1 L.P. ADVISORY COMMITTEE

Within twelve months of the date hereof, an advisory committee for all of the Funds which are Voting Parallel Investors (the "L.P. ADVISORY COMMITTEE") shall be established by the Funds' GPs (other than the QLP GP) consisting of a minimum of three (3) and a maximum of five (5) individuals appointed by such Funds' GPs for a two (2) year term, and selected by such Funds' GPs from among the Limited Partners. No employee of EdgeStone Partners, Inc. or the Manager shall be entitled to be appointed a member of the L.P. Advisory Committee. The L.P. Advisory Committee shall, subject to applicable law, perform the duties expressly contemplated herein and in the limited partnership agreement of each Fund, and shall review any potential material conflicts of interest involving any of the Funds (as contemplated by such agreements); provided that the general partner of each Fund shall retain ultimate responsibility for making all decisions relating to the operation and management of such Fund, including, but not limited to, making all investment decisions. Notwithstanding the foregoing, in the event of a potential material conflict of interest involving any Fund (as contemplated by such limited partnership agreements), the manner in which such conflict is resolved shall be subject to the approval of the L.P. Advisory Committee which shall be binding upon the general partner of the applicable Fund. Each Parallel Investor shall reimburse each member of the L.P. Advisory Committee for his or her reasonable out-of-pocket expenses incurred in connection with the proceedings of such committee. The amount that each Parallel Investor shall be required to pay pursuant to the preceding sentence shall be based upon its Pro Rata Share. The Funds' GPs (other than the QLP GP) shall be entitled to attend all L.P. Advisory Committee meetings, unless a member thereof requests in writing that they not attend such meeting.

17.2 COMMITTEE MEETINGS

      (a) Meetings of the L.P. Advisory Committee shall be held at the Main Fund's office in Toronto, Ontario, or in such other place in Canada as a majority of the members of such committee may authorize from time to time. Committee meetings may be conducted in person, telephonically, or through the use of other communications equipment by means of which all individuals participating in a meeting can communicate with each other. All approvals, disapprovals, votes, determinations and other actions of any committee will be authorized by a majority of the members of the committee present and voting at the applicable meeting or by the written consent of all of the committee's members. The committee shall appoint a chairman and a secretary from amongst its members. The secretary shall prepare and circulate minutes of each committee meeting as soon as practicable.

      (b) Meetings of the L.P. Advisory Committee may be called by any two members thereof or the Main Fund GP upon not less than five (5) Business Days' notice or such shorter period of time as may be agreed to by the committee. A quorum for a meeting of the L.P. Advisory Committee shall be a majority of its members. If within one (1) hour of the time appointed for a meeting of a committee, a quorum is not present, the meeting shall stand adjourned to the same hour on the second Business Day following the date of such meeting at the same place. If at the adjourned meeting such quorum is not present within one (1) hour of the time appointed for such adjourned meeting, such meeting shall stand adjourned to the same hour on the second Business Day following the date of meeting at the same place. If at the second adjourned meeting such quorum is not present, the quorum for the adjourned meeting shall consist of the members of the committee then present.

17.3 JOINT MEETINGS

It is acknowledged and agreed that pursuant to Section 6.4 and to the VPI Funds Partnership Agreements certain matters (each, a "SPECIAL MATTER") require approval by Ordinary Resolution, Special Resolution or Extraordinary Resolution passed by the Voting Parallel Investors. Each such Special Matter shall be dealt with in the following manner:

      (a) the Main Fund GP may at any time call a meeting of the Voting Parallel Investors (a "JOINT MEETING") for the purpose of considering one or more Ordinary Resolutions, Special Resolutions and/or Extraordinary Resolutions in respect of which the approval of the Voting Parallel Investors is or may be required as contemplated by the VPI Funds Partnership Agreements;

      (b) any of the general partners of the VPI Funds may, by written notice to the Main Fund GP, require the Main Fund GP to call a Joint Meeting for the purpose of considering one or more Ordinary Resolutions, Special Resolutions and/or Extraordinary Resolutions in respect of which the approval of the Voting Parallel Investors is or may be required, as contemplated by the VPI Funds Partnership Agreements;

      (c) the Limited Partners of one or more VPI Funds holding, in the aggregate, at least 20% of the issued and outstanding Units of the VPI Funds may, by written notice to the general partners of each of their respective VPI Funds (containing a summary of the Special Matter to be considered by the Voting Parallel Investors and the form of the related Ordinary Resolution, Special Resolution or Extraordinary Resolution), require such general partners to cause the Main Fund GP to call a Joint Meeting to consider such Special Matter and, upon receipt of notice to that effect from such general partners, the Main Fund GP shall call such Joint Meeting to be held within 21 days following receipt by the Main Fund GP of such last-mentioned notice;

      (d) notice of any Joint Meeting will be delivered by the Main Fund GP to each of the Voting Parallel Investors no less than three nor more than ten
      (10) days prior to the date of the Joint Meeting. Such notice shall include the date, time and place of the Joint Meeting, a brief explanation of each Special Matter to be considered at the Joint Meeting and the text of each related Ordinary Resolution, Special Resolution or Extraordinary Resolution;

      (e) Joint Meetings shall be held at such place in the City of Toronto or other city in Canada as the Main Fund GP may designate or, in the event of a Joint Meeting called by Limited Partners in the circumstances described in Section 17.3(c), at such place in the City of Toronto as such Limited Partners may designate in the written notice delivered by them;

      (f) Joint Meetings shall be conducted in a manner determined by the Main Fund GP having regard to rules of conduct customary for the holding of meetings of shareholders of a corporation regarding such matters as adjournments, amendments, voting and proxies;

      (g) a quorum at any Joint Meeting shall be constituted by two or more Voting Parallel Investors present in person or by proxy and holding or representing at least 25% of the aggregate of the Affiliate Funds' Maximum Commitment plus the Commitments of all of the Investors (excluding the Limited Partners of the Affiliate Funds and of the QLP Fund). For the purposes of calculating the foregoing aggregate Commitments, the Commitment of each of the Limited Partners of the Main Fund shall be deemed to be equal to its Commitment to the QLP Fund. For the purposes of determining the Commitment of any Voting Parallel Investor present at such Joint Meeting:

            (i) the Commitment of each of the Limited Partners of each Affiliate Fund shall be such Limited Partner's actual Commitment calculated as at the date of delivery of the notice of such Joint Meeting; and

            (ii) in the event that the aggregate actual Commitments of all of the Limited Partners of all of the Affiliate Funds is less than $35 million, NBF shall be deemed to have made an additional Commitment hereunder equal to the deficiency;

      (h) at each Joint Meeting:

            (i) each Voting Parallel Investor (other than a Fund) shall be entitled to cast one vote for each $1,000 Commitment made by it;

            (ii) the number of votes that each VPI Fund (other than the Main
            Fund) shall be entitled to cast shall be equal to the number of Units represented by instruments delivered by the Limited Partners of such Fund to the general partner thereof indicating the manner in which such VPI Fund is to vote in respect of each Special Matter to be considered at such Joint Meeting;

            (iii) the number of votes that the Main Fund shall be entitled to cast shall be equal to 3.3 multiplied by the number of Units represented by instruments delivered by the Limited Partners of the Main Fund to Main Fund GP indicating the manner in which the Main Fund is to vote in respect of each Special Matter to be considered at such Joint Meeting; and

            (iv) in the event that the aggregate actual Commitments made by the Limited Partners of the Affiliate Funds, calculated as at the date of delivery of the notice of such Joint Meeting, is less than $35 million, for the purposes of voting in respect of each Special Matter the Commitment of NBF shall be deemed to be increased by the difference between $35 million and the aggregate amount of such actual Commitments;

      (i) the general partner of each VPI Fund shall cast the votes which it is entitled to cast in accordance with the indications given by each of its Limited Partners pursuant to the instruments received by it in connection with the Joint Meeting;

      (j) a Special Matter considered at a Joint Meeting shall be deemed, for the purposes of each of the VPI Funds Partnership Agreements, to have been approved by:

            (i) Special Resolution if, and only if, Voting Parallel Investors holding not less than 66-2/3% of the aggregate number of votes entitled to be voted thereon at such Joint Meeting, or an adjournment or postponement thereof, voted in favour of such Special Matter (a "SPECIAL RESOLUTION");

            (ii) Ordinary Resolution if, and only if, Voting Parallel Investors holding not less than 50% of the aggregate number of votes entitled to be voted thereon at such Joint Meeting, or an adjournment or postponement thereof, voted in favour of such Special Matter (an "ORDINARY RESOLUTION"); or

            (iii) Extraordinary Resolution if, and only if, Voting Parallel Investors holding not less than 75% of the aggregate number of votes entitled to be voted thereon at such Joint Meeting, or an adjournment or postponement thereof, voted in favour of such Special Matter (an "EXTRAORDINARY RESOLUTION");

      (k) at the option of the Main Fund GP, any Special Matter or other matter to be approved by the Voting Parallel Investors may be approved by written resolution, in which case, in lieu of calling a Joint Meeting, the Main Fund GP shall deliver the form of written Special Resolution, Ordinary Resolution and/or Extraordinary Resolution to each of the Voting Parallel Investors. The Main Fund GP shall indicate, in a letter accompanying the form of written resolution, the date by which such resolution must be executed and returned by the Voting Parallel Investors, which date shall be no less than seven days following the date of delivery of such letter. A Special Matter referred to in this Section 17.3(k) shall be deemed, for the purposes of each of the VPI Funds Partnership Agreements to have been approved by:

            (i) Special Resolution if, and only if, Voting Parallel Investors holding not less than 66-2/3% of the aggregate number of votes entitled to be voted thereon at such Joint Meeting execute a written resolution respecting the Special Matter in one or more counterparts (a "SPECIAL RESOLUTION");

            (ii) Ordinary Resolution if, and only if, Voting Parallel Investors holding not less than 50% of the aggregate number of votes entitled to be voted thereon at such Joint Meeting execute a written resolution respecting the Special Matter in one or more counterparts (an "ORDINARY RESOLUTION"); or

            (iii) Extraordinary Resolution if, and only if, Voting Parallel Investors holding not less than 75% of the aggregate number of votes entitled to be voted thereon at such Joint Meeting execute a written resolution respecting the Special Matter in one or more counterparts (an "EXTRAORDINARY RESOLUTION");

      (l) forthwith following the passage or rejection of any Special Resolution, Ordinary Resolution or Extraordinary Resolution, the Main Fund GP and the general partners of each of the Funds shall deliver notice thereof to each of the Parallel Investors (other than the Funds) and to each of the Limited Partners, respectively, together with any additional information relating thereto;

      (m) in the event that the Extraordinary Resolution being considered by the Voting Parallel Investors relates to the termination of any of the VPI Funds (as contemplated by section 10.4 of each of the VPI Funds Partnership Agreements), such Extraordinary Resolution shall provide for the termination of all of the VPI Funds on the same date. In the event that the Limited Partners of any of the VPI Funds are not being requested to pass a Fund Extraordinary Resolution (as such term is defined in each of the VPI Funds Partnership Agreements) in respect of the termination of such VPI Fund, the general partner of each of such VPI Funds shall call a meeting of its Limited Partners to consider passing such a Fund Extraordinary Resolution at a meeting to be held prior to the Joint Meeting at which the Extraordinary Resolution is to be considered;

      (n) any Voting Parallel Investor may attend any Joint Meeting by means of a conference call, so long as all those individuals participating in the Joint Meeting can hear each other;

      (o) the general partner of each VPI Fund shall be entitled to exercise all voting rights of such VPI Fund hereunder; and

      (p) NBF covenants and agrees to vote in respect of each Special Matter in the same manner as it indicated in the instrument(s) referred to in
      Section 17.3(i), delivered by it to the general partner of each Fund of which it is a limited partner, in respect of such Special Matter.

17.4 TERMINATION OF VPI FUNDS

It is acknowledged and agreed that it is a condition to the termination of any of the VPI Funds, pursuant to a resolution passed by its Limited Partners pursuant to its limited partnership agreement, that a Special Resolution, Ordinary Resolution or Extraordinary Resolution, as applicable, approving such termination shall be passed pursuant to the provisions hereof.

                    ARTICLE 18 - GENERAL CONTRACT PROVISIONS

18.1 COMPLETE AGREEMENT

This Agreement and, to the extent applicable, all agreements referred to herein contain the entire agreement between the parties in relation to subject matter hereof and supersede any prior agreement, representation or understanding with respect thereto.

18.2 AMENDMENTS

This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties; provided that the Main Fund GP alone shall be entitled to, and shall, amend Schedule 2 hereto in order to reflect any increases or decreases in Commitments made in accordance with Section 7.3.

18.3 SUCCESSORS

Except as otherwise provided herein, this Agreement shall enure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors and assigns. No Parallel Investor shall be entitled to transfer or assign its interests herein without the prior written consent of the Main Fund GP.

18.4 FURTHER ASSURANCES

Each of the parties agrees to execute and deliver such agreements, instruments and other documents, and do and perform and cause to be done and performed such acts and things as may be necessary or desirable in order to give full effect to this Agreement, including, without limitation, any decisions made in accordance with Section 2.8 relating to the acquisition, holding, exercise of rights respecting and the sale, transfer or other disposition of Portfolio Securities.

18.5 REMEDIES

Each party acknowledges that a violation of any provision of this Agreement will result in immediate and irreparable harm to the other parties which cannot be compensated adequately by recovery of damages alone and agrees that, in the event of any such violation or threatened violation, the other parties (or the Main Fund GP on behalf of the other parties) shall, in addition to any other rights or remedies available at law, in equity or otherwise, be entitled to temporary and permanent injunctive relief, specific performance and other equitable remedies.

18.6 LANGUAGE

The parties hereto confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language.

Les parties reconnaissent leur volonte expresse que la presente ainsi que tous les documents et contrats s'y rattachant directment ou indirectment soient rediges en anglais.

18.7 NOTICES

All notices, demands and other communications to be given and delivered under or by reason of provisions under this Agreement shall be in writing and, if properly addressed to the recipient in the manner set forth below, shall be deemed for the purposes of this Agreement to have been delivered:

      (a) on the date of actual receipt if delivered personally to the recipient;

      (b) three Business Days after mailing by first class mail, postage prepaid;

      (c) one Business Day after the date of transmission by electronic facsimile transmission; or

      (d) one Business Day after deposit with a reputable overnight courier service.

A written document shall be deemed to be properly addressed to a party if addressed to its address or telecopy number set forth below or in the Assumption Agreement executed by it, or to such other address or telecopy number as it may have indicated to the other parties hereto by notice to such other parties given in the manner herein provided:

QLP GP AND QLP FUND                           NBF & CO. AND NBFCI
-------------------                           -------------------

EdgeStone Capital Equity Fund II-A GP, L.P.   National Bank Financial & Co. Inc.
The Exchange Tower                            1155 Metcalfe Street
130 King Street West, Suite 600               1st Floor
Toronto, ON  M5X 1A6                          Montreal, Quebec   H3B 4S9

Attention:  Samuel L. Duboc, President        Attention:  Jean Turmel
Telecopier: 416/860-9838                      Telecopier: 514/394-4341

MAIN FUND, MAIN FUND GP, AFFILIATE FUNDS      With a copy to:
----------------------------------------

EdgeStone Capital Equity Fund II-B GP, L.P.   McCarthy Tetrault
The Exchange Tower                            Le Windsor, 1170, rue Peel
130 King Street West, Suite 600               Montreal, Quebec   H3b 4s8
Toronto, ON  M5X 1A6
                                              Attention:  Jean-Rene Gauthier
Attention:  Samuel L. Duboc, President        Telecopier: 514/875-6246
Telecopier: 416/860-9838

US-INST FUND GP AND US-INST FUND
--------------------------------

EdgeStone Capital Equity Fund II-US-Inst. GP, L.P.
The Exchange Tower
130 King Street West, Suite 600
Toronto, ON  M5X 1A6

Attention:  Samuel L. Duboc, President
Telecopier: 416/860-9838


US FUND GP AND US FUND
----------------------

EdgeStone Capital Equity Fund II-US GP, L.P.
The Exchange Tower
130 King Street West, Suite 600
Toronto, ON  M5X 1A6

Attention:  Samuel L. Duboc, President
Telecopier: 416/860-9838


18.8 COUNTERPARTS

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement and notwithstanding their date of execution shall be deemed to be executed on the date first written above.

IN WITNESS WHEREOF the parties have duly executed this Agreement.

                        EDGESTONE CAPITAL EQUITY FUND II-A GP, INC., in its own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-A GP, L.P. in EDGESTONE CAPITAL EQUITY FUND II-A GP, L.P.'s own capacity and in its own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-A, L.P.

                        Per: /s/ Sandra Cowan
                             ---------------------------------------------------

                        Per:  Sandra Cowan
                              Executive Vice President
                             ---------------------------------------------------

                        EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., in its own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-B, L.P.

                        Per: /s/ Sandra Cowan
                             ---------------------------------------------------

                        Per: Sandra Cowan
                             Executive Vice President
                             ---------------------------------------------------


                        EDGESTONE CAPITAL EQUITY FUND II-B GP, INC., in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II GP, L.P. in EDGESTONE CAPITAL EQUITY FUND II GP, L.P.'s own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE AFFILIATE 2002 EQUITY FUND II, L.P.

                        Per: /s/ Sandra Cowan
                             ---------------------------------------------------

                        Per: Sandra Cowan
                             Executive Vice President
                             ---------------------------------------------------

                        EDGESTONE CAPITAL EQUITY FUND II-US GP, INC., in its own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE AFFILIATE NON-CANADIAN 2002 EQUITY FUND II, L.P.

                        Per: /s/ Sandra Cowan
                             ---------------------------------------------------

                        Per: Sandra Cowan
                             Executive Vice President
                             ---------------------------------------------------

                        NATIONAL BANK FINANCIAL & CO. INC.

                        Per: /s/ Lawrence Haber
                             ---------------------------------------------------

                        Per: Lawrence Haber
                             Executive Vice President
                             ---------------------------------------------------

                        NBF CAPITAL INC.

                        Per: /s/ Lawrence Haber
                             ---------------------------------------------------

                        Per: Lawrence Haber
                             Executive Vice President
                             ---------------------------------------------------


                        EDGESTONE CAPITAL EQUITY FUND II-US MAIN GP, INC., in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-US GP, L.P. in EDGESTONE CAPITAL EQUITY FUND II-US GP, L.P.'s own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-US, L.P.

                        Per: /s/ Sandra Cowan
                             ---------------------------------------------------

                        Per: Sandra Cowan
                             Executive Vice President
                             ---------------------------------------------------


                        EDGESTONE CAPITAL EQUITY FUND II-US-INST. GP, INC., in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-US-INST. GP, L.P. in EDGESTONE CAPITAL EQUITY FUND II-US-INST. GP, L.P.'s own capacity and in its capacity as general partner of, and on behalf of, EDGESTONE CAPITAL EQUITY FUND II-US-INST., L.P.

                        Per: /s/ Sandra Cowan
                             ---------------------------------------------------

                        Per: Sandra Cowan
                             Executive Vice President
                             ---------------------------------------------------

                                   SCHEDULE 1

                                   DEFINITIONS

"A.F. CLOSING DATE" means the date upon which an Offering Affiliate Fund completes an offering of its partnership interests.

"ACQUISITION COST" means the cost of acquisition of the Portfolio Securities which are the subject matter of a Portfolio Transaction or the amount required to be paid pursuant to a Portfolio Company Guarantee, as applicable.

"ADMISSION DATE" has the meaning given to it in Section 7.2.

"AFFILIATE" of a Person means any Person that would be deemed to be an "affiliated entity" of such first-mentioned Person under Rule 45-501 promulgated under the Securities Act (Ontario) as it exists on the date of this Agreement.

"AFFILIATE FUNDS" means, collectively, the Initial Affiliate Fund and all Successor Affiliate Funds, and "AFFILIATE FUND" means any of the Affiliate Funds.

"AFFILIATE FUNDS' MAXIMUM CAPITAL COMMITMENT" means $35 million.

"AGREEMENT" means this agreement and all schedules attached hereto and all amendments and supplements hereto and thereto and all restatements and replacements hereof and thereof.

"ASSUMPTION AGREEMENT" means an instrument in writing, in form and substance satisfactory to the Main Fund GP, executed by:

      (i) a proposed Successor Affiliate Fund, pursuant to which it agrees to be bound by the provisions terms hereof as an Affiliate Fund;

      (ii) an Affiliate of a Parallel Investor to which Portfolio Securities are being transferred in accordance with Section 6.2, pursuant to which such Affiliate agrees to be bound by the provisions hereof to the same extent and in the same manner as such Parallel Investor; or

      (iii) a Person which has been accepted by the Main Fund GP as a Parallel Investor, pursuant to which such Person agrees to be bound by the provisions hereof as a Parallel Investor,

and, in each case, accepted by the Main Fund GP.

"BASE RATE" means, on any date, the commercial lending rate of interest in effect from time to time, expressed as an annual rate, which National Bank of Canada quotes in Toronto as the reference rate of interest (commonly known as "prime") to determine the rate of interest it would charge to its commercial customers for loans in Canadian dollar funds.

"BUSINESS DAY" means a day, other than a Saturday or Sunday, which is a day upon which chartered banks in Toronto, Ontario are open for the transaction of business.

"CAPITAL ACCOUNT" has the meaning given to it in the QLP Fund Partnership Agreement, the Main Fund Partnership Agreement, the US Fund Partnership Agreement or the US-Inst Fund Partnership Agreement, as the context requires.

"CAPITAL CONTRIBUTION" has the meaning given to it in the QLP Fund Partnership Agreement, the Main Fund Partnership Agreement, the US Fund Partnership Agreement or the US-Inst Fund Partnership Agreement, as the context requires.

"COMMITMENT" means, as at a particular date:

      (i) with respect to each Investor in a Parallel Investor that is a limited partnership, (including each Limited Partner of a Fund), the aggregate amount of cash contributed previously by such Investor, and the additional amount, if any, that, pursuant to the applicable limited partnership agreement, such Investor is then required to contribute, as a capital contribution to such partnership (and, if applicable, the amount deemed to have been contributed by such Investor as a capital contribution to such partnership);

      (ii) with respect to each Parallel Investor that is a limited partnership (including each of the Funds), the aggregate Commitments of all of the Investors in such Parallel Investor (which amount, in the case of a party hereto, shall be set out in Schedule 2 hereto or in such party's Assumption Agreement);

      (iii) with respect to the Affiliate Funds, the Affiliate Funds' Maximum Capital Commitment;

      (iv) with respect to each Parallel Investor (including NBF, in its capacity as a Parallel Investor hereunder), other than a Parallel Investor that is a limited partnership, the amount of cash which such Parallel Investor has agreed to pay in respect of Acquisition Costs, Parallel Investor Expenses and Organizational Expenses (which amount, in the case of a party hereto, shall be set out in Schedule 2 hereto or in such party's Assumption Agreement); and

      (v) for purposes of Article 7, with respect to a Limited Partner of the QLP Fund or the Main Fund has the meaning set out in the QLP Fund Partnership Agreement or the Main Fund Partnership Agreement, as the case may be.

"DISTRIBUTABLE LOCK-UP SECURITIES" has the meaning given to it in Section 6.4.

"EXERCISE NOTICE" has the meaning given to it in Section 7.2.

"EXPENSE NOTICE" has the meaning given to it in Section 5.2

"EXTRAORDINARY RESOLUTION" has the meanings given to it in Section 17.3.

"FUND OPTION" has the meaning given to it in Section 7.2.

"FUNDS" means, collectively, the QLP Fund, the Main Fund, the US-Inst Fund, the US Fund, the Initial Affiliate Fund and the Successor Affiliate Funds, and "FUND" means any of the Funds.

"FUNDS' GPS" means, collectively, the QLP Fund GP, the Main Fund GP, the US-Inst Fund GP, the US Fund GP, the Initial Affiliate Fund GP and the general partner of each of the Successor Affiliate Funds.

"INDEMNIFICATION EXPENSES" means, subject to section 6.7 of each of the QLP Fund Partnership Agreement, the Main Fund Partnership Agreement, the US-Inst Fund Partnership Agreement and the US Fund Partnership Agreement, Section 11.1 of this Agreement and the comparable provisions of each Parallel Investor Agreement, all expenses relating to litigation and indemnification incurred with respect to the activities of the Parallel Investors (including their investments in Portfolio Companies) contemplated by this Agreement, the Partnership Agreements or any other Parallel Investor Agreement.

"INDEMNIFIED PARTY" means the QLP GP, the Main Fund GP, the US-Inst Fund GP, the US Fund GP, the Manager, the members of any investment committee or advisory committee of any Parallel Investor, the L.P. Advisory Committee members, each individual appointed to serve as any Parallel Investor's nominee on the board of directors (or similar governing body) of a Portfolio Company (or a direct or indirect subsidiary thereof) or any committee of such board or governing body, and the direct and indirect shareholders and partners of the QLP GP, the Main Fund GP, the US-Inst Fund GP, the US Fund GP, the Manager, and, in each case, their respective directors, officers, partners, employees, agents, members, advisors, representatives and Affiliates.

"INITIAL CANADIAN AFFILIATE FUND GP" means EdgeStone Capital Equity Fund II GP, L.P., a limited partnership formed under the laws of the Province of Ontario.

"INITIAL CANADIAN AFFILIATE FUND PARTNERSHIP AGREEMENT" means the amended and restated limited partnership agreement dated April 28, 2003 among the Initial Canadian Affiliate Fund GP, the Limited Partners of the Initial Canadian Affiliate Fund, the Class B limited partners of the Initial Canadian Affiliate Fund and others, governing the Initial Canadian Affiliate Fund, as the same may be amended or amended and restated from time to time.

"INITIAL NON-CANADIAN AFFILIATE FUND GP" means EdgeStone Capital Equity Fund II-US GP, Inc., a corporation incorporated under the laws of Canada, and its successors and assigns.

"INITIAL NON-CANADIAN AFFILIATE FUND PARTNERSHIP AGREEMENT" means the amended and restated limited partnership agreement dated April 28, 2003 among the Initial Non-Canadian Affiliate Fund GP, the Limited Partners of the Initial Non-Canadian Affiliate Fund, the Class B limited partners of the Initial Non-Canadian Affiliate Fund and others, governing the Initial Non-Canadian Affiliate Fund, as the same may be amended or amended and restated from time to time.

"INVESTMENT NOTICE" has the meaning given to it in Section 5.1.

"INVESTORS" means, collectively:

      (i)   NBF, in its capacity as a Parallel Investor;

      (ii)  the Limited Partners;

      (iii) the limited partners in each Parallel Investor (other than the Funds) that is a limited partnership; and

      (iv) any Parallel Investor (other than NBF, the Funds or any Parallel Investor that is a limited partnership) in its capacity as a Parallel Investor,

and "INVESTOR" means any of the Investors.

"JOINT MEETING" has the meaning given to it in Section 17.3(a).

"JUNE PARALLEL INVESTOR AGREEMENT" has the meaning given to it in the recitals to this Agreement.

"LIMITED PARTNERS" means, collectively, the limited partners of each of the Funds excluding any Class B limited partners thereof, if any, and "LIMITED PARTNER" means any of the Limited Partners.

"LOCK-UP AGREEMENT" means any agreement entered into by a Fund at the request of a participating underwriter in connection with any registration or public offering of an issuer's securities, pursuant to which such Fund agrees, on its own behalf and/or on behalf of its Limited Partners, not to effect any sale, transfer or other disposition of securities of such issuer held by, or on behalf of, such Fund during a fixed period following the effective date of such registration or offering.

"LOSSES" means, in respect of any matter, all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses arising as a consequence of such matter including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement, but excluding loss of profit.

"L.P. ADVISORY COMMITTEE" has the meaning given to it in Section 17.1.

"MAIN FUND COMMITMENT" means a Limited Partner's Commitment to the Main Fund.

"MAIN FUND UNIT" means a Class A Unit issued by the Main Fund representing a Class A limited partnership interest in the Main Fund.

"MAIN FUND GP" means EdgeStone Capital Equity Fund II-B GP, Inc., a corporation incorporated under the laws of Canada, and its successors and assigns.

"MAIN FUND PARTNERSHIP AGREEMENT" means the amended and restated limited partnership agreement dated as of April 28, 2003 among the Main Fund GP, the Class A Limited Partners of the Main Fund and the Class B Limited Partners of the Main Fund, governing the Main Fund, as the same may be amended or amended and restated from time to time.

"MANAGEMENT SERVICES AGREEMENTS" means the management services agreements between the Manager, on the one hand, and any of the Main Fund GP, in its own capacity, the Main Fund GP on behalf of any Fund, the QLP Fund GP on behalf of the QLP Fund, the US-Inst Fund GP on behalf of the US-Inst Fund, the US Fund GP on behalf of the US Fund and any Parallel Investor, on the other hand, pursuant to which the Manager agrees to provide certain management services to the other parties thereto, as the same may be amended or amended and restated from time to time, and "MANAGEMENT SERVICES AGREEMENT" means any of the Management Services Agreements.

"MANAGER" means EdgeStone Capital Partners, L.P., a limited partnership formed under the laws of Ontario, and its successors and assigns.

"NBF'S BACKSTOP COMMITMENT" means the agreement of NBF contained in Sections 4.1 and 4.2.

"NBF'S BACKSTOP COMMITMENT AMOUNT" means, as at a particular date, the amount equal to:

      (i)   $35 million,

      minus

      (ii) the aggregate Commitments of the Limited Partners of all of the Affiliate Funds (other than an Offering Affiliate Fund),

      minus

      (iii) the aggregate amount previously paid by NBF pursuant to Sections 4.1 and 4.2,

      plus

      (iv) the aggregate Acquisition Costs initially paid by NBF in respect of the Portfolio Securities previously transferred by NBF to the Affiliate Funds pursuant to Sections 4.4 and 4.5,

      plus

      (v) the amounts previously returned to NBF pursuant to Section 2.6(b) and paid to NBF pursuant to Section 8.1(f)(ii)(D) excluding the amount referred to in Section 8.1(f)(ii)(B).

"NBF'S EXPENSE BACKSTOP" means, as at the date of delivery of an Expense Notice, the amount equal to:

      (i) the Affiliate Funds' Pro Rata Share of the Parallel Investor Expenses and Organizational Expenses required to be paid by all of the Parallel Investors pursuant to such Expense Notice,

      multiplied by:

      (ii)  the fraction (expressed in percentage terms) determined by dividing:

            (a) the difference between the Affiliate Funds' Maximum Capital Commitment and the aggregate Commitments of the Limited Partners of all of the Affiliate Funds (other than an Offering Affiliate Fund), by

            (b)   the Affiliate Funds' Maximum Capital Commitment.

"NEW LIMITED PARTNERSHIP" has the meaning given to it in the QLP Fund Partnership Agreement, the Main Fund Partnership Agreement, the US Fund Partnership Agreement or the US-Inst Fund Partnership Agreement, as applicable.

"OFFERING AFFILIATE FUND" means:

      (i)   on the date hereof, the Initial Affiliate Fund; or

      (ii) as at a particular date following the Initial Affiliate Fund's final A.F. Closing Date, the Successor Affiliate Fund, if any, which is then offering partnership interests to Investors.

"OPTIONOR" has the meaning given to it in Section 7.2.

"ORDINARY RESOLUTION" has the meanings given to it in Section 17.3.

"ORGANIZATIONAL EXPENSES" means all expenses (including, without limitation, travel, filing, printing, legal and accounting fees and expenses) reasonably incurred in connection with the organization and funding of the Parallel Investors and the Main Fund GP, the QLP GP, the US Fund GP and the US-Inst Fund GP, excluding any private placement fees (and expenses related thereto) paid to third parties in connection with the funding of any Parallel Investor.

"ORIGINAL PARALLEL INVESTOR AGREEMENT" has the meaning given to it in the recitals to this Agreement.

"PARALLEL INVESTOR AGREEMENTS" means, collectively, such agreements as may be entered into to establish Parallel Investors or pursuant to which Parallel Investors have agreed to invest in all Portfolio Companies, as such agreements may be amended or amended and restated from time to time.

"PARALLEL INVESTOR EXPENSES" means all expenses directly related to the activities of the Parallel Investors (including their investments in Portfolio Companies) contemplated by this Agreement, the Partnership Agreements or any other Parallel Investor Agreement, including, without limitation:

      (i) all expenses of legal counsel, accountants, professional advisors and service providers;

      (ii)  all insurance premiums;

      (iii) all Indemnification Expenses and expenses relating to the enforcement and protection of rights relating to any Parallel Investor;

      (iv) all expenses incurred by the Main Fund GP or the QLP GP or by the Manager on behalf of any Parallel Investor in connection with locating, identifying and pursuing any investment for the Parallel Investors, whether or not consummated, and of holding and disposing of Portfolio Securities; and

      (v) all expenses of any Parallel Investor's advisory or investment committee incurred in accordance with the applicable Parallel Investor Agreement or any similar agreement entered into between any Parallel Investor and the Manager, but excluding any expenses referred to above which:

      (vi) the Main Fund GP, the US Fund GP, the QLP GP, the US-Inst Fund GP or the Manager has agreed to pay for its own account pursuant to any of the Management Services Agreements;

      (vii) relate particularly to a Parallel Investor and are required to be borne exclusively by such Person, as determined by the Main Fund GP; or

      (viii) are borne or reimbursed by any Portfolio Company, including amounts reimbursed as described under clause (g) of the definition of "Portfolio Company Fees" in the Management Services Agreement respecting each of the QLP Fund, the Main Fund, the US Fund and the US-Inst Fund,

and excluding:

      (ix)  Organizational Expenses;

      (x) ordinary overhead and administrative expenses which are payable by the General Partner pursuant to applicable provisions of any Partnership Agreement or other Parallel Investor Agreement; and

      (xi) any management fees payable by any Parallel Investor (including, without limitation, NBF or any Fund) and/or the Main Fund GP, the QLP Fund GP, the US Fund GP or the US-Inst Fund GP to the Manager pursuant to any of the Management Services Agreements.

"PARALLEL INVESTORS" means, collectively, the Affiliate Funds, the QLP Fund, the Main Fund, the US Fund, the US-Inst Fund and

      (i) any fund established for the purpose of enabling Persons acceptable to the General Partner (who may include employees, officers and directors of the Manager or the General Partner and other Persons) to invest in parallel with the Main Fund and other Parallel Investors; and

      (ii)  all other Persons,
that agree to invest in all Portfolio Companies pursuant to this Agreement (including NBF and each Person which executes an Assumption Agreement), any of the Parallel Investor Agreements or a parallel investment agreement among Parallel Investors, and "Parallel Investor" means any of the Parallel Investors, provided that, for purposes of this Agreement, the Main Fund and the QLP Fund together shall be deemed to be one Parallel Investor.

"PARTNERSHIP AGREEMENTS" means, collectively, the limited partnership agreements governing each of the Funds, and "Partnership Agreement" means any of the Partnership Agreements.

"PERSON" means any individual, partnership, limited partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such), government (or agency or political subdivision thereof) or other entity.

"PORTFOLIO COMPANY" means, at any time, any Person which has been identified in an Investment Notice as being the subject matter of a proposed Portfolio Transaction and in which any Fund has invested (other than pursuant to a Short Term Investment) or committed to invest at that time pursuant to this Agreement or a Parallel Investor Agreement, whether such investment or commitment is direct or indirect and whether such investment or commitment is certain or contingent.

"PORTFOLIO COMPANY FEES" means:

      (i) all monitoring fees, consulting fees, directors' fees and other similar fees received by the Main Fund GP, the QLP GP, the US-Inst Fund GP, the US Fund GP, the Manager, or any of their respective Affiliates, shareholders, partners, principals, members, officers, directors or employees from Portfolio Companies directly related to the Parallel Investors' investment therein;

      (ii) the proceeds from any options, warrants and other rights to purchase securities of any Portfolio Companies received by the Main Fund GP, the QLP GP, the US-Inst Fund GP, the US Fund GP, the Manager, or their respective Affiliates, shareholders, partners, principals, members, officers, directors or employees;

      (iii) all breakup fees and litigation proceeds received by the Main Fund GP, the QLP GP, the US-Inst Fund GP, the US Fund GP, the Manager or their respective Affiliates, shareholders, partners, principals, members, officers, directors or employees from transactions which are intended to be consummated by the Parallel Investors but which are not consummated by the Parallel Investors; and

      (iv) all funding fees, working fees, commitment fees, closing fees and any other fees and payments received by the Main Fund GP, the QLP GP, the US-Inst Fund GP, the US Fund GP, the Manager or their respective Affiliates, shareholders, partners, principals, members, officers, directors or employees from Portfolio Companies, which are directly related to the Parallel Investors' investment therein and which are not otherwise specifically referred to in paragraph (i),
            (ii) or (iii) above,

      (provided that the fees referred to in paragraphs (i), (ii), (iii) and (iv) above shall not be more than those generally charged by arm's-length third parties providing similar services in the applicable market sector at the applicable time in the applicable circumstances), but not including:

      (v) any fees, payments, options, warrants or rights to purchase securities (or proceeds therefrom) not received in connection with the investment or proposed investment by the Parallel Investors in such Portfolio Companies (and, for greater certainty, Portfolio Company Fees shall not include any fees, payments, options, warrants or rights to purchase securities received by the Affiliates, shareholders, partners, principals, members, officers, directors or employees of the Main Fund GP, the QLP GP, the US-Inst Fund GP, the US Fund GP, or the Manager from Portfolio Companies in connection with any activities not related to the investment by the Parallel Investors in such Portfolio Company, such as merger and acquisition consulting fees, fiscal advisory fees, and commissions and fees relating to financings in which the Parallel Investors do not participate);

      (vi) any options, warrants or other rights to purchase securities (or the proceeds therefrom) of Portfolio Companies received by the Funds and in turn distributed to the partners thereof, or held or received by any Parallel Investor in its capacity as such;

      (vii) any amount received by the Main Fund GP, the QLP GP, the US-Inst Fund GP, the US Fund GP, the Manager or their respective Affiliates, shareholders, partners, principals, members, officers, directors or employees from Portfolio Companies:

            (A) as reimbursement for out-of-pocket expenses directly related to such Portfolio Company; or

            (B) in connection with services rendered to any Portfolio Company which are not directly related to the Parallel Investors' investment therein, such as merger and acquisition consulting fees, fiscal advisory fees, and commissions and fees relating to financings in which the Parallel Investors do not participate; and

      (viii) any fees, proceeds, payments, options, warrants or rights to purchase securities received by Canada Pension Plan Investment Board, National Bank Financial & Co. Inc. or NBF Capital Inc. or any of their respective Affiliates which are received in connection with activities or relationships unrelated to the interests of each of National Bank Financial & Co. Inc. and Canada Pension Plan Investment Board and their respective Affiliates in the Manager or in the General Partner.

"PORTFOLIO COMPANY GUARANTEE" means a guarantee by the Parallel Investors of the obligations of a Portfolio Company (or any direct or indirect subsidiaries thereof).

"PORTFOLIO SECURITIES" means securities of a Portfolio Company purchased pursuant to a Portfolio Transaction or otherwise held by a Parallel Investor in accordance with this Agreement, but excluding Short Term Investments.

"PORTFOLIO TRANSACTION" means a transaction in which the QLP Fund is permitted to participate pursuant to the QLP Fund Partnership Agreement or the Main Fund is permitted to participate pursuant to the Main Fund Partnership Agreement and whereby Parallel Investors acquire Portfolio Securities or provide, or make payments under, Portfolio Company Guarantees pursuant to this Agreement.

"PRO RATA SHARE" means, as of the date of the determination:

      (i) in respect of the QLP Fund and the Main Fund, collectively, the fraction (expressed in percentage terms) determined by dividing (x) the aggregate Commitments all of the QLP Fund's Limited Partners by
            (y) the Total Commitment;

      (ii) in respect of the Affiliate Funds, the fraction (expressed in percentage terms) determined by dividing (x) the Affiliate Funds' Maximum Capital Commitment by (y) the Total Commitment;

      (iii) in respect of any other Parallel Investor that is a limited partnership (including an individual Affiliate Fund), the fraction (expressed in percentage terms) determined by dividing (x) the aggregate Commitments of the Investors in such partnership by (y) the Total Commitment;

      (iv) in respect of any Parallel Investor (including NBF) that is not a limited partnership, the fraction (expressed in percentage terms) determined by dividing (x) the Commitment of such Parallel Investor by (y) the Total Commitment; and

      (v) as between the Main Fund and the QLP Fund, as may be determined from time to time by the Main Fund GP and the QLP GP, acting reasonably.

"PROPORTION" means, as of the date of the determination, the fraction (expressed in percentage terms) determined by dividing (x) the QLP Fund Commitment then being made by the Parallel Investor by (y) such Parallel Investor's Commitment hereunder calculated prior to giving effect to any reduction pursuant to Section 7.1.

"QLP FUND COMMITMENT" means a Limited Partner's Commitment to the QLP Fund.

"QLP FUND PARTNERSHIP AGREEMENT" means the amended and restated limited partnership agreement dated as of April 28, 2003 among the QLP GP, the Limited Partners of the QLP Fund and others, governing the QLP Fund, as the same may be amended or amended and restated from time to time.

"QLP FUND UNIT" means a unit issued by the QLP Fund representing a limited partnership interest in the QLP Fund.

"QLP GP" means EdgeStone Capital Equity Fund II-A GP, L.P., a limited partnership formed under the laws of Ontario, and its successors and assigns.

"SHORT TERM INVESTMENTS" means commercial paper, governmental obligations, money market instruments, certificates of deposit and other similar obligations and securities, in each case having a minimum rating of no less than the highest two ratings issued by the Dominion Bond Rating Service and the Canadian Bond Rating Service, or similar U.S. bond rating institutions and maturing in one year or less at the time of investment by a Parallel Investor; provided that such obligation or security is a "specified property" (as such term is defined in Section 5100(1) of the regulations to the Tax Act).

"SPECIAL APPROVAL" means approval by the Voting Parallel Investors given by means of a Special Resolution.

"SPECIAL MATTER" has the meaning given to it in Section 17.3.

"SPECIAL RESOLUTION" has the meanings given to it in Section 17.3.

"SUCCESSOR AFFILIATE FUND" means any fund:

      (i) which is established by any Person as a successor to any of the Affiliate Funds for the purpose of investing in parallel with the Main Fund or the QLP Fund in all Portfolio Securities;

      (ii) the participants in which are primarily employees of NBF and/or any of their Affiliates; and

      (iii) which has become a party to this Agreement by executing and delivering an Assumption Agreement.

"TOTAL COMMITMENT" means the aggregate of:

      (i)   the Affiliate Funds' Maximum Capital Commitment, plus

      (ii) the Commitments of all of the Investors (excluding the Limited Partners of the Affiliate Funds and the Limited Partners of the Main
            Fund).

"UNIT" means a Class A unit issued by a Fund and, for the purposes of this definition, each Limited Partner of an Affiliate Fund shall be deemed to have been issued one (1) Class A unit in such Affiliate Fund for each $1,000 Commitment made by such Limited Partner to such Affiliate Fund.

"US FUND PARTNERSHIP AGREEMENT" means the amended and restated limited partnership agreement dated as of April 28, 2003 among the US Fund GP, the Limited Partners of the US Fund and others, governing the US Fund, as the same may be amended or amended and restated from time to time.

"US FUND UNIT" means a unit issued by the US Fund representing a limited partnership interest in the US Fund.

"US FUND GP" means EdgeStone Capital Equity Fund II-US GP, L.P. a limited partnership formed under the laws of Ontario and its successors and assigns.

"US-INST FUND PARTNERSHIP AGREEMENT" means the limited partnership agreement dated as of April 28, 2003 among the US-Inst Fund GP, the Limited Partners of the US-Inst Fund and others, governing the US-Inst Fund, as the same may be amended or amended and restated from time to time.

"US-INST FUND UNIT" means a unit issued by the US-Inst Fund representing a limited partnership interest in the US-Inst Fund.

"US-INST FUND GP" means EdgeStone Capital Equity Fund II-US-Inst. GP, L.P. a limited partnership formed under the laws of Ontario and its successors and assigns.

"VOTING PARALLEL INVESTORS" means all of the VPI Funds and all other Parallel Investors, other than the QLP Fund.

"VPI FUNDS" means, collectively all of the Funds, other than the QLP Fund, and "VPI FUND" means any of the VPI Funds.

"VPI FUNDS PARTNERSHIP AGREEMENTS" means, collectively, the limited partnership agreements of each of the VPI Funds, as the same may be amended or amended and restated from time to time.